                                                                    EXHIBIT 99.1

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                               VTEL CORPORATION,

                                 VTEL-SUB, INC.

                                      AND

                         COMPRESSION LABS, INCORPORATED



                          DATED AS OF JANUARY 6, 1997

                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE I  -- THE MERGER..............................................................      2
     Section 1.01.     The Merger.....................................................      2
     Section 1.02.     The Closing....................................................      2
     Section 1.03.     Effective Time.................................................      2
     Section 1.04.     Effect of the Merger...........................................      2
     Section 1.05.     Certificate of Incorporation...................................      2
     Section 1.06.     Bylaws.........................................................      2
     Section 1.07.     Directors and Officers.........................................      2
     Section 1.08.     Tax Consequences...............................................      3
     Section 1.09.     Accounting Treatment...........................................      3

ARTICLE II -- CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................      3
     Section 2.01.     Merger Consideration: Conversion and Cancellation of Securities      3
     Section 2.02.     Exchange Agency; Surrender of Certificates.....................      4
     Section 2.03.     Stock Transfer Books...........................................      7
     Section 2.04.     Dissenters' Rights.............................................      7

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................      8
     Section 3.01.     Organization and Qualification: Subsidiaries...................      8
     Section 3.02.     Certificate of Incorporation and Bylaws........................      9
     Section 3.03.     Capitalization.................................................      9
     Section 3.04.     Authority......................................................     11
     Section 3.05.     No Conflict: Required Filings and Consents.....................     11
     Section 3.06.     Permits: Compliance............................................     12
     Section 3.07.     Reports; Financial Statements; Undisclosed Liabilities.........     13
     Section 3.08.     Absence of Certain Changes or Events...........................     14
     Section 3.09.     Absence of Litigation..........................................     14
     Section 3.10.     Employee Benefit Plans; Labor Matters..........................     15
     Section 3.11.     Taxes..........................................................     16
     Section 3.12.     Affiliates.....................................................     17
     Section 3.13.     Properties.....................................................     18
     Section 3.14.     Intellectual Rights............................................     18
     Section 3.15.     Real Property..................................................     19
     Section 3.16.     Insider Interests; Transactions with Management................     19
     Section 3.17.     Contracts and Agreements.......................................     20
     Section 3.18.     Vote Required..................................................     20
     Section 3.19.     Brokers........................................................     20
     Section 3.20.     Opinion of Financial Advisor...................................     20
     Section 3.21.     Board Recommendations..........................................     20
     Section 3.22.     Distributors, Customers, or Suppliers..........................     21
     Section 3.23.     Pooling of Interests...........................................     21
     Section 3.24.     Rights Plan....................................................     21
     Section 3.25.     Disclosure.....................................................     21

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE

     VTEL COMPANIES...................................................................     21
     Section 4.01.     Organization and Qualification; Subsidiaries...................     21
     Section 4.02.     Certificate of Incorporation and Bylaws........................     22
     Section 4.03.     Capitalization.................................................     22
     Section 4.04.     Authority......................................................     24
     Section 4.05.     No Conflict: Required Filings and Consents.....................     24
     Section 4.06.     Permits; Compliance............................................     25
     Section 4.07.     Reports: Financial Statements..................................     25
     Section 4.08.     Absence of Certain Changes or Events...........................     26
     Section 4.09.     Absence of Litigation..........................................     27
     Section 4.10.     Intellectual Rights............................................     27
     Section 4.11.     Transactions with Management...................................     28
     Section 4.12.     Vote Required..................................................     28
     Section 4.13.     Brokers........................................................     28
     Section 4.14.     Opinion of Financial Advisor...................................     29
     Section 4.15.     Board Recommendations..........................................     29
     Section 4.16.     Distributors, Customers, or Suppliers..........................     29
     Section 4.17.     Pooling of Interests...........................................     29
     Section 4.18.     Disclosure.....................................................     29

ARTICLE V -- COVENANTS................................................................     29
     Section 5.01.     Affirmative Covenants of the Company...........................     29
     Section 5.02.     Affirmative Covenants of VTEL..................................     30
     Section 5.03.     Negative Covenants of the Company..............................     31
     Section 5.04.     Negative Covenants of VTEL.....................................     35
     Section 5.05.     Access and Information.........................................     36

ARTICLE VI -- ADDITIONAL AGREEMENTS...................................................     37
     Section 6.01.     Presentation to Stockholders...................................     37
     Section 6.02.     Registration Statement; Proxy Statement/Prospectus.............     38
     Section 6.03.     Appropriate Action: Consents; Filings..........................     39
     Section 6.04.     Affiliates; Tax Treatment......................................     40
     Section 6.05.     Public Announcements...........................................     41
     Section 6.06.     NASDAQ Listing.................................................     41
     Section 6.07.     State Takeover Statutes........................................     41
     Section 6.08.     Charter Amendment..............................................     42
     Section 6.09.     Board Seats....................................................     42
     Section 6.10.     Options........................................................     42
     Section 6.11.     Series C Preferred Stock Warrants..............................     43
     Section 6.12.     Termination of Convertible Preferred Stock Purchase Agreement..     43
     Section 6.13.     Merger Sub.....................................................     43
     Section 6.14.     Indemnification................................................     43
     Section 6.15.     Employment Contracts...........................................     45
     Section 6.16.     Comfort Letters................................................     46
     Section 6.17.     Sales Under Rule 145 if Applicable.............................     46

ARTICLE VII -- CLOSING CONDITIONS.....................................................     47
     Section 7.01.     Conditions to Obligations of Each Party Under This Agreement...     47

     Section 7.02.     Additional Conditions to Obligations of the VTEL Companies.....     48
     Section 7.03.     Additional Conditions to Obligations of the Company............     49

ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER.....................................     50
     Section 8.01.     Termination....................................................     50
     Section 8.02.     Effect of Termination..........................................     52
     Section 8.03.     Amendment......................................................     53
     Section 8.04.     Waiver.........................................................     53
     Section 8.05.     Fees, Expenses and Other Payments..............................     53

ARTICLE IX -- GENERAL PROVISIONS......................................................     54
     Section 9.01.     Effectiveness of Representations, Warranties and Agreements....     54
     Section 9.02.     Notices........................................................     55
     Section 9.03.     Certain Definitions............................................     56
     Section 9.04.     Headings.......................................................     57
     Section 9.05.     Severability...................................................     57
     Section 9.06.     Entire Agreement...............................................     57
     Section 9.07.     Assignment.....................................................     57
     Section 9.08.     Parties in Interest............................................     57
     Section 9.09.     Failure or Indulgence Not Waiver; Remedies Cumulative..........     58
     Section 9.10.     Governing Law..................................................     58
     Section 9.11.     Counterparts...................................................     58
     Section 9.12.     Specific Performance...........................................     58

EXHIBIT A   -     Stock Option Agreement
EXHIBIT B   -     Company Affiliate Letter
EXHIBIT C   -     Acquiror Affiliate Letter

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 6, 1997 (this "Agreement"), is by and among VTEL CORPORATION, a Delaware
               ---------
corporation ("VTEL"), VTEL-SUB, INC., a Delaware corporation and direct wholly
              ----
owned subsidiary of VTEL ("Merger Sub"), and COMPRESSION LABS, INCORPORATED, a
                           ----------
Delaware corporation (the "Company").  VTEL and Merger Sub are sometimes
                           -------
collectively referred to herein as the "VTEL Companies."
                                        --------------

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), will merge with and into the Company (the "Merger");
           ----                                               ------

     WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable and is fair to, and in the best interests of, the Company and its stockholders, has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended approval and adoption of this Agreement by the stockholders of the Company;

     WHEREAS, the Board of Directors of VTEL has determined that the Merger is advisable and is fair to, and in the best interests of, VTEL and its stockholders, has approved and adopted this Agreement and the transactions contemplated hereby, and its sole stockholder, VTEL, has approved the Merger by unanimous written consent;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended approval and adoption of this Agreement by its stockholder;

     WHEREAS, it is the intent of the respective Boards of Directors of the Company and VTEL that the Merger be structured as a strategic combination involving a "merger of equals" of the Company and VTEL and that the Surviving Corporation (as defined herein) be governed and operated on that basis;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
                                                              ----

     WHEREAS, the parties intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Release 130, 135 and 146 and Staff Accounting Bulletins Topic Two;

     WHEREAS, in furtherance of, and as a requirement of the VTEL Companies to enter into this Agreement providing for, the Merger, the Company and VTEL have entered into a Stock Option Agreement, dated of even date herewith, in the form attached as Exhibit A (the "Stock Option Agreement"); and
            ---------       ----------------------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1. The Merger.   Upon the terms and subject to the conditions set
                 ----------
forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.03 of this Agreement), Merger Sub shall be merged with
               ------------
and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of
                                          ---------------------
the Surviving Corporation shall continue after the Effective Time to be "Compression Labs, Incorporated."

    Section 1.2. The Closing.   Subject to the terms and conditions of this
                 -----------
Agreement, the closing of the Merger (the "Closing") shall take place (a) at the
                                           -------
offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, at 9:00 am., local time, on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived
                                      -----------
in accordance herewith (other than conditions with respect to actions the respective parties hereto will take at the Closing), or (b) at such other time, date or place as VTEL and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
                                          ------------

    Section 1.3. Effective Time.   As promptly as practicable after the
                 --------------
satisfaction or, if permissible, waiver of the conditions set forth in Article
                                                                       -------
VII of this Agreement, the parties hereto shall cause the Merger to be
---
consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the completion of such filing being the "Effective Time").
                          --------------

    Section 1.4. Effect of the Merger .  At the Effective Time, the effect of
                 ---------------------
the Merger shall be as provided in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, obligations, liabilities and duties of each of Merger Sub and the Company shall become the debts, obligations, liabilities and duties of the Surviving Corporation.

    Section 1.5  Certificate of Incorporation.   At the Effective Time, the
                 ----------------------------
Certificate of Incorporation of the Company shall be the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time.

     Section 1.6 Bylaws.   At the Effective Time and without further action on
                 ------
the part of the Company or VTEL, the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub in effect as of the Effective Time.

     Section 1.7 Directors and Officers.   The directors of Merger Sub
                 ----------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.8 Tax Consequences .  It is intended that the Merger shall
                 -----------------
constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

     Section 1.9 Accounting Treatment .  It is intended that the Merger shall be
                 ---------------------
treated as a pooling-of-interests for accounting purposes by VTEL and the Company.


                                  ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    Section 2.1  Merger Consideration: Conversion and Cancellation of
                 ----------------------------------------------------
Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of the VTEL Companies, the Company or the holders of any of the Company's securities:

    (a) Subject to the other provisions of this Article II, each share of common
                                                ----------
stock, par value $.001 per share, of the Company ("Company Common Stock") issued
                                                   --------------------
and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 2.01(e) of this Agreement) shall be converted
                          ---------------
into the right to receive .46 of one fully paid and nonassessable share of common stock, par value $.0l per share, of VTEL ("VTEL Common Stock") (the
                                                  -----------------
"Common Stock Conversion Ratio").
------------------------------

    (b) Subject to the other provisions of this Article II, each share of Series
                                                ----------
C Preferred Stock, par value $.001 per share, of the Company ("Series C
                                                               --------
Preferred Stock") issued and outstanding immediately prior to the Effective Time
---------------
(excluding any Series C Preferred Stock described in Section 2.01(e) of this
                                                     ---------------
Agreement and any Dissenting Shares, as herein defined) shall be converted into the right to receive 3.15 fully paid and nonassessable share of VTEL Common Stock (the "Series C Preferred Stock Conversion Ratio").
            -----------------------------------------

    (c) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of VTEL Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Conversion Ratio and the Series C Preferred Stock Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    (d) As a result of their conversion pursuant to Section 2.01(a) and Section
                                                    ---------------     -------
2.01(b), all shares of Company Common Stock and Series C Preferred Stock shall
-------
cease to be outstanding and shall automatically be canceled and retired. Each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in

Section 2.01(e) of this Agreement) ("Converted Common Shares") shall thereafter
--------------                       -----------------------
represent, subject to Section 2.02(d) of this Agreement, the right to receive
                      ---------------
that number of shares of VTEL Common Stock into which the shares of Company Common Stock represented by such certificate have been converted pursuant to subsection (a) of this Section 2.01 determined pursuant to the Common Stock
                       ------------
Conversion Ratio and, if applicable, the right to receive cash pursuant to

Section 2.02(d) of this Agreement ("Common Stock Merger Consideration").  Each
---------------
certificate previously evidencing Series C Preferred Stock outstanding immediately prior to the Effective Time (other than Series C Preferred Stock described in Section 2.01(e) of this Agreement and any Dissenting Shares) (the
             ---------------
"Converted Series C Preferred Shares" and, together with the Converted Common
------------------------------------
Shares, the "Converted Shares") shall thereafter represent, subject to Section
             ----------------                                          -------
2.02(d) of this Agreement, the right to receive that number of shares of VTEL
-------
Common Stock into which the shares of Series C Preferred Stock represented by such certificate have been converted pursuant to subsection (b) of this Section
                                                                        -------
2.01 determined pursuant to the Series C Preferred Stock Conversion Ratio and,
----
if applicable, the right to receive cash pursuant to Section 2.02(d) of this
                                                     ---------------
Agreement (the "Series C Preferred Stock Consideration" and, with the Common
                --------------------------------------
Stock Consideration, the "Merger Consideration").  The holders of certificates
                          --------------------
previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except the right to receive the Merger Consideration applicable thereto and as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of VTEL Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02 of this Agreement. No fractional shares of
                       ------------
VTEL Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(d) of this Agreement.
                 ---------------

    (e) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock or Series C Preferred Stock held in the treasury of the Company and each share of Company Common Stock owned by VTEL or any direct or indirect wholly owned subsidiary of VTEL or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

    (f) Each share of common stock, par value $.0l per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    Section 2.2. Exchange Agency; Surrender of Certificates.
                 ------------------------------------------

   (a)  Exchange Fund.   At or prior to the Effective Time, VTEL shall deposit,
        -------------
or cause to be deposited, with a bank or trust company designated by VTEL (the

"Exchange Agent"), for the benefit of the holders of Converted Shares, for
---------------
exchange in accordance with this Article II, through the Exchange Agent (i)
                                 ----------
certificates evidencing a number of shares of VTEL Common Stock equal to the product of the Common Stock Conversion Ratio multiplied by the number of Converted Common Shares issued and outstanding immediately prior to the Effective Time, (ii) certificates evidencing a number of shares of VTEL Common Stock equal to the product of the Series C Preferred Stock Conversion Ratio multiplied by the number of shares of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time, and (iii) cash in an amount sufficient to provide for the payments to be made in lieu of issuing any fractional shares of VTEL Common Stock as provided in Section 2.02(d) of this
                                                      ---------------
Agreement.  Additionally, subject to the provisions of subsection (e) of this

Section 2.02, VTEL shall, if and when a payment date has occurred with respect
------------
to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject of such dividend or distribution) equal to the dividend or distribution per share of VTEL Common Stock times the number of shares of VTEL Common Stock evidenced by certificates theretofore representing Converted Shares that have not theretofore been surrendered for exchange in accordance with this Section 2.02. The certificates and cash (and property, if
                     -------------
any) deposited with the Exchange Agent in accordance with this Section 2.02(a)
                                                               ---------------
are hereinafter referred to as the "Exchange Fund."  The Exchange Agent shall,
                                    -------------
pursuant to irrevocable instructions, deliver VTEL Common Stock (and any dividends or distribution related thereto) and/or cash, as described above, in exchange for surrendered certificates pursuant to the terms of this Agreement out of the Exchange Fund.

   (b)  Exchange Procedures.   As soon as practicable after the Effective Time,
        -------------------
VTEL shall cause the Exchange Agent to send to each record holder of Company Common Stock and Series C Preferred Stock at the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Company Common Stock or Series C Preferred Stock (the "Certificates") shall pass, only upon delivery
                                  ------------
of the Certificates to the Exchange Agent and shall be in such form and contain such other provisions as VTEL and the Company shall reasonably determine), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of VTEL Common Stock and any cash in lieu of fractional shares, into which the shares of Company Common Stock or Series C Preferred Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing that number of whole shares of VTEL Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in the amount such holder has the
                          ----------
right to receive pursuant to such provisions, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock or Series C Preferred Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of VTEL Common Stock may be issued to the transferee if the Certificate evidencing the Company Common Stock or Series C Preferred Stock shall be surrendered to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered for exchange in accordance with the provisions of Section 2.02 of this Agreement, each Certificate theretofore
              ------------
representing Converted Shares (other than shares of Company Common Stock and Series C Preferred Stock to be canceled pursuant to Section 2.01(e) of this
                                                    ---------------
Agreement and any Dissenting Shares) shall from and after the Effective Time represent for all purposes only the right to receive the applicable Merger Consideration as set forth in this Agreement. If any holder of Converted Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to VTEL. No interest shall be paid on any Merger Consideration payable to former holders of Converted Shares.

   (c)  Distributions with Respect to VTEL Common Stock.   No dividends or other
        -----------------------------------------------
distributions declared or made after the Effective Time with respect to VTEL Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate theretofore representing shares of Company Common Stock or Series C Preferred Stock with respect to any shares of VTEL Common Stock evidenced thereby, and no Merger Consideration shall be paid to any such holders until the holder of such Certificate shall surrender such Certificate theretofore representing shares of Company Common Stock or shares of Series C Preferred Stock . Subject to applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of VTEL Common Stock issued in exchange therefor, without interest, (i) promptly following the surrender of such Certificate and in addition to the amount of any cash payable with respect to a fractional share of VTEL Common Stock to which such holder is entitled pursuant to Section
                                                                  -------
2.02(d) of this Agreement, the amount of dividends or other distributions with a
-------
record date after the Effective Time theretofore paid with respect to such whole shares of VTEL Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of VTEL Common Stock.

   (d)  No Fractional Shares.   No certificates or scrip evidencing fractional
        --------------------
shares of VTEL Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of VTEL. In lieu of any such fractional shares, (i) each holder of a Certificate previously evidencing Company Common Stock or Series C Preferred Stock, upon surrender of such Certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without
                          ----------
interest), rounded to the nearest cent, determined by multiplying (A) the Average Closing Price by (B) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock or Series C Preferred Stock held of record by such holder at the Effective
Time).    "Average Closing Price" means the average closing sales price of the
           ---------------------
VTEL Common Stock on The NASDAQ Stock Market (or such other quotation system or securities exchange on which the VTEL Common Stock is then quoted or listed) as reported by the Wall Street Journal for the 20 consecutive trading days beginning 22 trading days prior to the scheduled Closing Date as provided in
Section 1.02 hereof.
------------

    (e) Termination of Exchange Fund.   Any portion of the Exchange Fund that
        ----------------------------
remains unclaimed by the former holders of Converted Shares on the first anniversary of the Closing Date shall be delivered to VTEL, upon demand, and any former holders of Converted Shares who have not theretofore complied with this
Article II shall thereafter look only to VTEL for the Merger Consideration and
----------
dividends or distributions to which they are entitled, without any interest thereon. Neither VTEL nor the Company shall be liable to any former holder of Converted Shares for any Merger Consideration (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) Withholding.   VTEL (or any affiliate thereof) shall be entitled to
        -----------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as VTEL (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law and VTEL agrees to remit to the proper taxing authority such amounts so withheld. To the extent that amounts are so withheld by VTEL, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by VTEL.

    Section 2.3. Stock Transfer Books.   At the Effective Time, the stock
                 --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock or Series C Preferred thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II. Certificates surrendered for exchange by any person
        ----------
constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be
                                         --------------
exchanged until VTEL has received a written agreement from such person as provided in Section 6.04.
            -------------

    Section 2.4. Dissenters' Rights.
                 ------------------

     (a) The holders of shares of Company Common Stock shall not be entitled to appraisal rights. Notwithstanding anything in this Agreement to the contrary, each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time and held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and qualify under and have complied with all of the provisions of
     Section 262 of the DGCL ("Dissenting Shares") shall not, by virtue of the
                               -----------------
     Merger, be converted into the right to receive the Series C Preferred Stock Consideration but such stockholder shall be entitled to receive payment of the appraised value of such shares of Series C Preferred Stock held by them in accordance with the provisions of Section 262 of the DGCL; provided,
                                                                   --------
     however, that if any holder of Dissenting Shares (i) subsequently delivers
     -------
     a written withdrawal of his demand for appraisal rights (with the written consent of VTEL if such written withdrawal is not made within 60 days after the Effective Time), or (ii) fails to perfect dissenter's rights as provided in Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of Dissenting Shares within the time provided in Section 262 of the DGCL, the Dissenting Shares held by such holder or holders (as the case may be) shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Series C Preferred Stock Consideration, as provided in this Agreement without any interest thereon.

     (b) The Company shall give VTEL (i) prompt notice of any written demands for appraisal, withdrawal of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company agrees that prior to the Effective Time, it will not, without the prior written consent of VTEL, voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such demands.

     (c) Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of his or its Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions) and such shares shall be canceled.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the VTEL Companies that:

    Section 3.1. Organization and Qualification: Subsidiaries.   The Company is
                 --------------------------------------------
a corporation, and each of the Company's subsidiaries (as such term in defined in Section 9.03 herein) is a corporation or partnership, duly organized, validly
   ------------
existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Company and its subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this
                           -------------------------------
Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business, or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect; provided, however, no Company Material Adverse Effect shall be deemed to have occurred hereunder (i) as a result of customers of the Company deferring or delaying orders as a result of the announcement of the execution of this Agreement, (ii) if the financial condition or results of operations of the Company's business are not materially and adversely different from those announced with respect to the Company's quarter ended September 30, 1996, or
(iii) as a result of the Company employee departures after the announcement of the execution of this Agreement. Section 3.01 of the Disclosure Schedule
                                  ------------
delivered by the Company to the VTEL Companies concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date
                        ---------------------------
of this Agreement, a
true and complete list of all the Company's directly or indirectly owned subsidiaries, together with (a) the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company and (b) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section
                                   ----------------------                -------
9.03 of this Agreement.
----

    Section 3.2. Certificate of Incorporation and Bylaws.   The Company has
                 ---------------------------------------
heretofore furnished or made available to VTEL complete and correct copies of the Certificate of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Significant Subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents).

    Section 3.3. Capitalization.
                 --------------

     (a) The authorized capital stock of the Company consists of 25,153,658 shares of Company Common Stock, par value $.001 per share, and 4,000,000 shares of preferred stock, par value $.001 per share. At the date hereof, 15,865,178 shares of Company Common Stock were issued and outstanding, no shares of Company Common Stock were held by the Company in its treasury or by the Company's subsidiaries and 8,635,185 shares of Company Common Stock were reserved for issuance as follows: (i) 2,589,866 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to the Company's 1980 Stock Option Plan; (ii) 2,506,833 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to the Company's 1984 Supplemental Stock Option Plan; (iii) 176,244 shares were reserved for issuance upon the purchase of shares under the Company's 1984 Employee Stock Purchase Plan; (iv) 168,000 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan (the plans referred to in clauses (i) through (iv) of this section being herein collectively called the "Company Option Plans"); (v) 580,000 shares were
                         --------------------
reserved for issuance upon the exercise of the warrants (the "Common Stock
                                                              ------------
Warrants") listed and described in Section 3.03(a) of the Company Disclosure
--------                           ---------------
Schedule; (vi) 2,424,242 shares were reserved for issuance upon conversion of the Company's Series C Preferred Stock; and (vii) 3,120,500 shares were reserved for issuance upon exercise of the Stock Option Agreement. At the date hereof, 350,000 shares of Series C Preferred Stock were issued and outstanding, no other shares of preferred stock was issued and outstanding, and no shares of preferred stock were held by the Company in its treasury or by the Company's subsidiaries. Except as described in this Section 3.03 or in Section 3.03(a) of the Company
                            ------------       ---------------
Disclosure Schedule, no shares of capital stock of the Company are issued and outstanding or reserved for issuance for any other purpose. Each of the issued shares of capital stock of each of the Company and its subsidiaries is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries subject
to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound.

Except as set forth in Section 3.03(a) of the Company Disclosure Schedule,
                       ---------------
all issued shares or other equity interests in the subsidiaries of the Company owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

     (b) No bonds, debentures, notes or other indebtedness of the Company or its subsidiaries having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding. All
                        -------------------
shares of Company Common Stock which may be issued upon exercise of stock options granted pursuant to the Company Option Plans or Common Stock Warrants and all shares of Company Common Stock which may be issued upon conversion of the Series C Preferred Stock will, when issued in accordance with the terms of such stock options, warrants, designations and the related Company Option Plans, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

      (c) Except as set forth in Section 3.03(a) above or in Section 3.03(c) of
                               ---------------             ---------------
the Company Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of capital stock, Company Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 3.03(c) of
                                                            ---------------
the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company or the capital stock of any subsidiary of the Company or (ii) other than advances to wholly owned subsidiaries in the ordinary course of business, to provide funds to, or to make any investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Except (i) as set forth in Section 3.03(c) of the Company Disclosure
                                    ---------------
Schedule or (ii) for the subsidiaries of the Company set forth in Section 3.01
                                                                  ------------
of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock or other equity interests representing five percent (5%) or more of the capital stock or other equity interests of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 3.03(c) of the Company Disclosure Schedule or for
                       ---------------
any agreements, arrangements or commitments between the Company and its wholly owned subsidiaries or between such wholly owned subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of the Company or any of its subsidiaries. Except as set forth in Section 3.03(c)
                                                                ---------------
of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

    (d) Section 3.03(d) of the Company Disclosure Schedule sets forth a complete
        ---------------
and correct list as of the date hereof of (i) the number of options to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (ii) the number of Common Stock Warrants outstanding and the number of shares of Company Common Stock issuable thereunder, (iii) the exercise price of each such outstanding stock option and warrant, (iv) the number of stock options then exercisable, and (v) the number of shares of Company Common Stock issuable upon conversion of the Series C Preferred Stock if such Series C Preferred Stock was converted on the date hereof. Complete and correct copies of the Company Option Plans, all forms of stock options issued pursuant to the Company Option Plans or otherwise, and all forms of Common Stock Warrants, including all amendments thereto, have been made available to VTEL.

    Section 3.4. Authority.   The Company has all requisite corporate power and
                 ---------
authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as described in Section 6.01 of this Agreement). The execution and
                        ------------
delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as described in Section 6.01 of this Agreement). This Agreement and the Stock
             ------------
Option Agreement have each been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the VTEL Companies, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

    Section 3.5. No Conflict: Required Filings and Consents.
                 ------------------------------------------

    (a) Except as disclosed in Section 3.05(a) of the Company Disclosure
                               ---------------
Schedule, the execution and delivery of this Agreement and the Stock Option Agreement by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, including consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its Significant Subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws") in effect as of the date of this Agreement or any judgment, order or
-----
decree to which the Company or any of its subsidiaries is a party or by or to which any of their respective properties are bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties are bound or subject (including, but not limited to, any license agreement, contract or other arrangement of any nature relating to the Company's Intellectual Property Rights or Third Party Intellectual Property Rights (as those terms are hereinafter defined)), excluding from the foregoing clauses (ii) and (iii) any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The Board of Directors of the Company has approved the Merger, this Agreement and the Stock Option Agreement, and the transactions contemplated by this Agreement and the Stock Option Agreement and such approval is sufficient to render the provisions of Section 203 of the DGCL inapplicable to the Merger, this Agreement and the Stock Option Agreement, and the transactions contemplated hereby and thereby. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement and the Stock Option Agreement, or any of the transactions contemplated by this Agreement or by the Stock Option Agreement.

     (b) The execution and delivery of this Agreement and the Stock Option Agreement by the Company does not, and the performance by the Company of its obligations hereunder and thereunder, including consummation of the transactions contemplated hereby and thereby, will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental
                                                            ------------
Entities"), except (i) for (A) applicable requirements, if any, of the
--------
Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
Act"), and state securities or blue sky laws ("Blue Sky Laws") and (B) the pre-
---                                            -------------
merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing and recordation of
                              -------
appropriate merger documents as required by the DGCL, and (iii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not, individually or in the aggregate reasonably be expected to cause a Company Material Adverse Effect or to materially impair or delay the ability of the Company to perform its obligations under this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby.

    Section 3.6. Permits: Compliance.   Except as disclosed in Section 3.06 of
                 -------------------                           ------------
the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders (collectively, the "Permits")
                                                               -------
necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, except where the failure to possess such Permits could not reasonably be expected to have a Company Material Adverse Effect.  Section 3.06 of the
                                                     ------------
Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, or investigations, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by the Company or a subsidiary of the Company, except for any suspension, loss or revocation that could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.06 of the Company Disclosure Schedule, neither the Company
   ------------
nor any of its subsidiaries is in conflict with, in default under or in violation of, nor has it received, since December 31, 1993, from any Governmental Entity any written notice with respect to possible conflicts with, defaults under or violations of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties are bound or subject, (b) any judgment, order or decree applicable to the Company or any of its subsidiaries, or (c) any of the Permits held by the Company or a subsidiary of the Company, except for any such conflicts, defaults or violations that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

    Section 3.7. Reports; Financial Statements; Undisclosed Liabilities.
                 ------------------------------------------------------

     (a) Since December 31, 1993, except as disclosed in Section 3.07 of the
                                                        ------------
Company Disclosure Schedule, the Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, (i) all Annual
                          ---
Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special),
(iv) all Current Reports on Form 8-K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports
--------------------
complied in all material respects with the requirements of applicable Laws (including the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) The Company has heretofore delivered to VTEL (i) consolidated balance sheets of the Company and its subsidiaries as of December 31, 1993, December 31, 1994 and December 31, 1995 and (ii) consolidated statements of income, stockholders' equity and cash flows for each of the three years then ended, certified by KPMG Peat Marwick LLP, reports thereon are included therewith. The Company has also delivered to VTEL (i) an unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1996, and (ii) unaudited consolidated statements of income, stockholders' equity and cash flows for the nine months then ended. Such audited and unaudited consolidated financial statements, including any such financial statements and schedules contained in the Company SEC reports (or incorporated by reference therein) (i) are in accordance with the books and records of the Company and its subsidiaries in all material respects and were prepared in accordance with the published rules and regulations of the

SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles, (B) with respect to Company SEC Reports, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (except, in the case of unaudited consolidated financial statements for interim periods, for the absence of footnotes and subject to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

    (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1995, including the notes thereto, or in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, or other SEC Report filed prior to the date hereof, neither the Company or any of its subsidiaries has any liabilities or obligations material to the Company and its subsidiaries which are not referenced on such balance sheet or in such Quarterly Report on Form 10-Q or in such other SEC Report filed prior to the date hereof. Except as set forth in Section 3.07 of
                                                               ------------
the Company Disclosure Schedule or as set forth in the Company's Current Report on Form 8-K filed with the SEC on October 24, 1996, since the date of the Company's most recently filed Quarterly Report on Form 10-Q, neither the Company nor any of its subsidiaries has incurred any liabilities except for (i) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (ii) liabilities incurred in connection with or as a result of the Merger and (iii) liabilities or obligations which do not have a Company Material Adverse Effect.

    Section 3.8. Absence of Certain Changes or Events.   Except as disclosed in
                 ------------------------------------
the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.08 of the Company Disclosure Schedule, since September 30,
         ------------
1996, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been (a) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, whether or not covered by insurance, would constitute a Company Material Adverse Effect, (b) any change by the Company or its subsidiaries in their significant accounting policies, (c) except for dividends by a subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company, (d) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (i) increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (ii) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company, or (e) any Company Material Adverse Effect.

     Section 3.9 Absence of Litigation.   Except as set forth in Section 3.09 of
                 ---------------------                           ------------
the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

    Section 3.10 Employee Benefit Plans; Labor Matters.
                 -------------------------------------

     (a) With respect to each employee benefit plan, program, arrangement, contract, employment agreement, stock option, bonus, incentive or similar plan (including, without limitation, any "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any of its
  -----
subsidiaries, or with respect to which the Company or any of its subsidiaries could reasonably be expected to incur liability under ERISA (the "Company
                                                                  -------
Benefit Plans"), the Company has delivered or made available to VTEL a true and
-------------
correct copy of (i) such Company Benefit Plan, (ii) each trust agreement, if any, relating to such Company Benefit Plan, (iii) the most recent summary plan description of each Company Benefit Plan for which a summary plan description is required, and (iv) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan that is intended to be qualified under
Section 401 of the Code.  Section 3.10 of the Company Disclosure Schedule
                          ------------
contains a complete list of all Company Benefit Plans.

     (b) Each of the Company Benefit Plans that are subject to ERISA is in compliance with ERISA, and except as set forth in Section 3.10 of the Company
                                                  ------------
Disclosure Schedule, no Company Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. Except as set forth in Section 3.10 of the Company Disclosure Schedule, none of the Company
         ------------
Benefit Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA. Neither the Company nor any trade or business which together with the Company would be deemed a "single employer" within the meaning of ERISA (an "ERISA
                                                                     -----
Affiliate") has incurred, directly or indirectly, any material liability
---------
(including any material contingent liability) to or on account of a Company Benefit Plan pursuant to Title IV of ERISA to which the Company or an ERISA Affiliate made, or was required to make, contributions during the five (5) years ending on December 31, 1995. As of the date of this Agreement, no condition is known by the Company to exist that presents a material risk to the Company or an ERISA Affiliate of incurring such a material liability. No proceedings have been instituted to terminate any Company Benefit Plan that is subject to Title IV of ERISA and no

"reportable event," as such term in defined in Section 4043(b) of ERISA, is known to have occurred with respect to any Company Benefit Plan which has not been reported.

   (c)  Except as set forth in Section 3.10 of the Company Disclosure Schedule,
                               ------------
the current value of the assets of each of the Company Benefit Plans that are subject to Title IV of ERISA, based upon reasonable actuarial assumptions, equals or exceeds the present value of the accrued benefits under each such Company Benefit Plan and all contributions or other amounts payable by the Company and each of its subsidiaries as of the date of this Agreement with respect to each Plan in respect of current or prior plan years has been either paid or accrued on the latest balance sheet included in the Company's most recent SEC Report on Form 10-Q or accrued since September 30, 1996. There are no pending, or, to the best knowledge of the Company and each of its subsidiaries, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

    (d) There are no collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries.

    (e) No Company Benefit Plan provides retiree medical or retiree life insurance benefits and neither the Company nor any of its subsidiaries is contractually or otherwise obligated to provide life insurance and medical benefits upon retirement or termination of employment of employees.

    (f) Neither the Company nor any of its subsidiaries contributes to or has an obligation to contribute to, or has within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, an employee benefit plan that is or was subject to Title IV of ERISA or Section 412 of the Code.

   Section 3.11. Taxes.   Except as set forth in Section 3.11 of the Company
                 -----                           ------------
Disclosure Schedule:

     (a) (i) all returns and reports ("Tax Returns") of or with respect to any
                                      -----------
material Tax (as defined in Section 9.03 of this Agreement) which are  required
                            ------------
to be filed on or before the date hereof by or with respect to the Company or any of its subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included and all information provided in each such Tax Return is true, correct and complete in all material respects,
(iii) all material Taxes which have become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company or any of its subsidiaries have been satisfied in all material respects, and (v) no material penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

    (b) Section 3.11 of the Company Disclosure Schedule lists all federal and
        ------------
other material Tax Returns filed with respect to the Company and any of its subsidiaries for taxable years ending on or after December 31, 1992. The Company has delivered to VTEL correct and complete copies of all such Tax Returns.

    (c) There is no material claim against the Company or any of its subsidiaries for any amount of Taxes, no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries, and no material Tax Return of or with respect to the Company or any of its subsidiaries has been, or is being, audited by the Internal Revenue Service or any state, local or other taxing authority other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 3.11 of the Company Disclosure
                                    ------------
Schedule.

    (d) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 3.07 of this Agreement are
                                           ------------
sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

    (e) Except for statutory liens for current Taxes not yet due and for Taxes being contested in good faith which have been disclosed in Section 3.11 of the
                                                           ------------
Company Disclosure Schedule and for which adequate provisions have been made in the financial statements referred to in Section 3.07, no material liens for
                                        ------------
Taxes exist upon the assets of any of the Company or any of its subsidiaries.

    (f) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

    (g) Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under the circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code.

    (h) Neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

    (i) Neither the Company nor any of its subsidiaries (i) has ever been a member of an Affiliated Group (as defined in Section 1504 of the Code) other than a group the common parent of which was the Company or (ii) has any liability for the Taxes of any person (other than the Company or any of its subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision under state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

    (j) Except for the Merger, there has been no "ownership change" (as defined in Section 382(g) of the Code) with respect to the Company during the "testing period" (as defined in Section 382(i) of the Code) that ends on the day on which the "owner shift" (as defined in Section 382(g) of the Code) occurs as a result of the Merger.

     Section 3.12.  Affiliates.     Section 3.12 of the Company Disclosure
                    ----------      ------------
Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company within the meaning of that term as used in Rule 145 promulgated pursuant to the Securities Act, including, without limitation, all directors and executive officers of the Company.

     Section 3.13.  Properties.   Except as set forth in Section 3.13 of the
                    ----------                           ------------
Company Disclosure Schedule or specifically described in the Company SEC Reports, the Company and its subsidiaries have good and marketable title, free and clear of all liens, to all their properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's most recent SEC Report on Form 10-Q as being owned by the Company and its subsidiaries as of the date thereof, other than (a) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (b) liens disclosed in the notes to such financial statements and
(c) liens arising in the ordinary course of business after the date of such financial statements.

     Section 3.14.  Intellectual Rights.
                    -------------------

     (a) The Company owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights, maskworks and any applications therefor, technology, know-how, video and audio compression algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted.
     Section 3.14 of the Company Disclosure Schedule lists all current patents, registered and material unregistered copyrights, maskworks, trade names and any applications therefor owned by the Company (the "Intellectual Property Rights"), and specifies the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.
     Section 3.14 of the Company Disclosure Schedule includes and specifically identifies all material third-party patents, trademarks, copyrights (including software) and maskworks (the "Third Party Intellectual Property Rights"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product, excluding any such intellectual property rights that are available on a commodity basis (such as "shrink wrap" licenses) and which are non-exclusive, terminable and available at a standard fee. Section 3.14 of the Company Disclosure Schedule lists (i) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any of the Company's Intellectual Property Rights, or any trade secret material to the Company or any of its subsidiaries; and (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof and the term thereof.

     (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 3.14(a) of the Company Disclosure Schedule. No claims with respect to the Company's Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, maskwork, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how, video and audio compression algorithms, or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company's Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, all material patents, registered trademarks, maskworks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property by any third party, including any employee or former employee of the Company or any of the its subsidiaries. Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Company may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

     (c) Each employee of the Company has executed a confidentiality, invention and copyright agreement with the Company in the forms previously delivered to VTEL.

     Section 3.15.  Real Property.   Section 3.15 of the Company Disclosure
                    -------------    ------------
Schedule lists all real property that is owned or leased by the Company (other than sales offices and shared distribution space).

     Section 3.16.  Insider Interests; Transactions with Management.   Except as
                    -----------------------------------------------
set forth in Section 3.16 of the Company Disclosure Schedule, no officer or
             ------------
director of the Company or holder of more than five percent of the Company Common Stock currently outstanding has any interest in any material property, real or personal, tangible or intangible, including, without limitation, any computer software or Company Intellectual Property Assets, used in or pertaining to the business of the Company or any subsidiary of the Company, except for the ordinary rights of a stockholder or employee stock option holder. Except as disclosed in the Company SEC Reports, no executive officer, director or stockholder of the Company or any of its subsidiaries has, since December 31, 1994, engaged in any business dealings with the Company or any of its subsidiaries, other than such business dealings as would not be required to be disclosed in such documents or reports pursuant to the Securities Act and the rules and regulations promulgated thereunder. No executive officer or director of the Company or any of its subsidiaries (except in his capacity as such) has any direct or indirect material interest in (a) any competitor, customer, supplier or agent of the Company or any of its subsidiaries, or (b) any person which is a party to any contract or agreement which is material to the Company or any of its subsidiaries.

     Section 3.17.  Contracts and Agreements.   The contracts and agreements
                    ------------------------
listed in Section 3.17 of the Company Disclosure Schedule or filed as exhibits
          ------------
to any of the Company SEC Reports constitute all of the written and material oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which the Company or any of its subsidiaries is a party or by which any of their properties are bound with respect to which the obligations of or the benefits to be received by the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a value
(i) in the case of liabilities, in excess of $250,000, and (ii) in the case of benefits, $1,000,000, in any consecutive 12-month period (each a "Material
                                                                  --------
Contract"). Except as set forth in Section 3.17 of the Company Disclosure
--------
Schedule, neither the Company nor any of its subsidiaries are and, to the best knowledge of the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any Material Contract, and neither the Company nor any of its subsidiaries have waived any material right under any Material Contract. Neither the Company nor any of its subsidiaries have received any notice of default or termination (other than, in the case of notices of termination, such termination arising out of the expiration of any Material Contract by lapse of time or completion of performance in accordance with the terms thereof) under any Material Contract and neither the Company nor any of its subsidiaries has assigned or otherwise transferred any rights under any Material Contract.

     Section 3.18.  Vote Required.   The only votes of the holders of any
                    -------------
class or series of Company capital stock necessary to approve the Merger and this Agreement are the affirmative votes of the holders of at least a majority of the outstanding shares of the Company Common Stock. The provisions of Article Sixth of the Company's Certificate of Incorporation do not impose any super majority voting requirement on the transactions contemplated hereby.

     Section 3.19.  Brokers.   No broker, finder or investment banker (other
                    -------
than PaineWebber Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to VTEL a complete and correct copy of all agreements between the Company and PaineWebber Incorporated pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

     Section 3.20.  Opinion of Financial Advisor.   The Board of Directors of
                    ----------------------------
the Company has received the written opinion of PaineWebber Incorporated to the effect that, as of the date of this Agreement, the Merger Consideration to be paid to the holders of the Company Common Stock is fair, from a financial point of view, to such holders. The Company will promptly deliver a copy of such opinion to VTEL.

     Section 3.21.  Board Recommendations.   By a unanimous vote of the
                    ---------------------
directors present at a meeting of the Company's Board of Directors (which meeting was duly called and held and at which a quorum was present at all times), the Board of Directors of the Company (a) approved and adopted this Agreement, including the Merger and the Stock Option Agreement and the other transactions contemplated herein and therein, and determined that the Merger is fair to the stockholders of the Company, and (b) resolved to recommend approval and adoption of this Agreement, including the Merger and the other transactions contemplated herein, by the stockholders of the Company.

     Section 3.22.  Distributors, Customers, or Suppliers.   The Company is not
                    -------------------------------------
aware that any major distributor, customer or supplier to or of the Company or its subsidiaries intends to cease doing business, or to alter materially the amount of business done, with the Company or its subsidiaries after the Effective Time, due to consummation of the transactions contemplated hereunder or any other reason, that would result in a Company Material Adverse Effect.

     Section 3.23.  Pooling of Interests.   As of the date of this Agreement,
                    --------------------
the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     Section 3.24.  Rights Plan.   The Company has taken all action (including
                    -----------
amending the Company's Rights Plan, as defined in Section 5.01(h) hereof) so
                                                  ---------------
that the entering of this Agreement and the Stock Option Agreement and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Company's Rights Plan or enable or require any rights thereunder to be exercised, distributed or triggered.

     Section 3.25.  Disclosure.   No representation or warranty hereunder
                    ----------
contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                                  ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE VTEL COMPANIES

     The VTEL Companies hereby, jointly and severally, represent and warrant to the Company that:

     Section 4.1.  Organization and Qualification; Subsidiaries.   Each of the
                   --------------------------------------------
VTEL Companies is a corporation, and each of VTEL's other subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of the VTEL Companies and each of VTEL's other subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a VTEL Material Adverse Effect. The term "VTEL Material Adverse Effect" as used in
                                   ---- -----------------------
this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business, or prospects of VTEL and its subsidiaries, taken as a whole, at the time of such change or effect; provided, however, no VTEL Material Adverse Effect shall be deemed to have occurred hereunder (i) as a result of customers of VTEL deferring or delaying orders as a result of the announcement of the execution of this Agreement, (ii) if the financial condition or results of operations of VTEL's business are not materially and adversely different from those announced with respect to VTEL's quarter ended October 31, 1996, or (iii) as a result of the Company employee departures after the announcement of the execution of this Agreement. Section 4.01 of the Disclosure Schedule delivered by VTEL to
           ------------
the Company concurrently with the execution of this Agreement (the
"VTEL Disclosure Schedule") sets forth, as of the date of this Agreement, a true
 ------------------------
and complete list of all of VTEL's directly or indirectly owned subsidiaries, together with (a) the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interests owned by VTEL or another subsidiary of VTEL and
(b) an indication of whether each such subsidiary is a "Significant Subsidiary"
                                                        ----------------------
as defined in Section 9.03 of this Agreement.
              ------------

     Section 4.2. Certificate of Incorporation and Bylaws.   VTEL has heretofore
                  ---------------------------------------
furnished or made available to the Company complete and correct copies of the Certificate of Incorporation and Bylaws, in each case as amended or restated to the date hereof, of VTEL and Merger Sub. Neither VTEL nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents).

     Section 4.3.  Capitalization.
                   --------------

    (a) The authorized capital stock of VTEL consists of 25,000,000 shares of VTEL Common Stock, par value $.01 per share ("VTEL Common Stock"), and
                                              -----------------
10,000,000 shares of preferred stock, par value $.01 per share ("VTEL Preferred
                                                                 --------------
Stock").  As of December 1, 1996, 13,940,567 shares of VTEL Common Stock were
-----
issued and outstanding, 407,848 shares of VTEL Common Stock were held by VTEL in its treasury, and 2,951,915 shares of VTEL Common Stock were reserved for issuance as follows: (i) 1,973,471 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to VTEL's 1989 Stock Option Plan; (ii) 700,000 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to VTEL's 1996 Stock Option Plan; (iii) 195,276 shares were reserved for issuance upon the purchase of shares under the VTEL Employee Stock Purchase Plan; and (iv) 83,168 shares were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to the VTEL 1992 Director Plan (the stock option plans referenced in clauses (i) through (iv) of this section being herein collectively called the "VTEL Option Plans"). No
                                                   -----------------
shares of VTEL Preferred Stock are issued or outstanding. Except as described in this Section 4.03 or in Section 4.03(a) of the VTEL Disclosure Schedule, no
        ------------       ---------------
shares of capital stock of VTEL are reserved for issuance for any other purpose. Each of the issued shares of capital stock of, or other equity interests in, each of VTEL and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, VTEL or an of its subsidiaries subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of VTEL or any of its subsidiaries, or any agreement to which VTEL or any of its subsidiaries is a party or is bound, and, except as set forth in Section 4.03(a)
                                                                 ---------------
of the VTEL Disclosure Schedule, all issued shares or other equity interests in the subsidiaries of VTEL owned by VTEL or a subsidiary of VTEL are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on VTEL's or such subsidiary's voting rights, charges or other encumbrances of any nature whatsoever.

    (b) No bonds, debentures, notes or other indebtedness of VTEL having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("VTEL
                                                                          ----
Voting Debt") are issued or outstanding.  All shares of VTEL Common Stock which
-----------
may be issued upon exercise of stock options granted pursuant to the VTEL Option Plans will, when issued in accordance with the terms of such stock options and the related VTEL Option Plans, be validly issued, fully paid and nonassessable and not subject to preemptive rights

    (c) Except as set forth in Section 4.03(a) above or in Section 4.03(c) of
                               ---------------             ---------------
the VTEL Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which VTEL or any of its subsidiaries is a party relating to the issued or unissued capital stock of VTEL or any of its subsidiaries or obligating VTEL or any of its subsidiaries to grant, issue or sell any shares of capital stock, VTEL Voting Debt or other equity interests of VTEL or any of its subsidiaries. Except as set forth in Section 4.03(c) of the VTEL Disclosure
                                      ---------------
Schedule, there are no obligations, contingent or otherwise, of VTEL or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of VTEL Common Stock or other capital stock of VTEL or the capital stock of any subsidiary of VTEL or (ii) other than advances to wholly owned subsidiaries in the ordinary course of business, to provide funds to, or to make any investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the obligations of, any subsidiary of VTEL or any other person. Except as set forth in Section 4.03(c) of the VTEL Disclosure
                                      ---------------
Schedule, neither VTEL nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock or other equity interests representing 5% or more of the capital stock in equity interests of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 4.03(c) of the VTEL
                                               ---------------
Disclosure Schedule or for any agreements, arrangements or commitments between VTEL and its wholly owned subsidiaries or between such wholly owned subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of VTEL or any of its subsidiaries. Except as set forth in

Section 4.03(c) of the VTEL Disclosure Schedule, there are no voting trusts,
---------------
proxies or other agreements or understandings to which VTEL or any of its subsidiaries is a party or by which VTEL or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of VTEL or any of its subsidiaries.

     (d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.0l per share ("Merger Sub Common Stock"). An
                                         -----------------------
aggregate of 1,000 shares of Merger Sub Common Stock are issued and outstanding and held by VTEL, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's Certificate of Incorporation or Bylaws or any agreement to which Merger Sub is a party or is bound.

     (e) The shares of VTEL Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, VTEL's Certificate of Incorporation or Bylaws or any agreement to which VTEL is a party or is bound.

     Section 4.4.  Authority.   Each of the VTEL Companies has all requisite
                   ---------
corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by each of the VTEL Companies and the performance by each of the VTEL Companies of its obligations hereunder and thereunder, including the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of either of the VTEL Companies are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of VTEL as set forth in Section 6.01 of this Agreement). This Agreement and the Stock Option
   ------------
Agreement have been duly executed and delivered by each of the VTEL Companies and, assuming the due authorization, execution and delivery hereof by the Company, constitute the legal, valid and binding obligation of each of the VTEL Companies, enforceable against each of the VTEL Companies in accordance with their terms.

     Section 4.5.  No Conflict: Required Filings and Consents.
                   ------------------------------------------

     (a) Except as otherwise disclosed in Section 4.05(a) of the VTEL Disclosure
                                          ---------------
Schedule, the execution and delivery of this Agreement and the Stock Option Agreement by each of the VTEL Companies which are parties thereto do not, and performance by each of them of their obligations hereunder and thereunder, including the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of VTEL or any of VTEL's Significant Subsidiaries, (ii) conflict with or violate any Laws in effect as of the date of this Agreement or any judgment, order or decree to which VTEL or any of VTEL's subsidiaries is a party or by or to which any of their properties are bound or subject or (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or impair any of VTEL's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of VTEL or any of VTEL's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract agreement, lease, license, permit, franchise or other instrument or obligation to which VTEL or any of VTEL's subsidiaries is a party or by or to which VTEL or any of VTEL's subsidiaries or any of their respective properties is bound or subject (including, but not limited to, any license agreement, contract or other arrangement of any nature relating to VTEL Intellectual Property Rights or VTEL Third Party Intellectual Property Rights (as these terms are hereinafter defined), excluding from the foregoing clauses (ii) and (iii) any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that could not reasonably be expected to have a VTEL Material Adverse Effect.

     (b) The execution and delivery of this Agreement and the Stock Option Agreement by each of the VTEL Companies which are parties thereto does not, and the performance by each of the VTEL Companies of its respective obligations hereunder and thereunder, including consummation of the transactions contemplated hereby and thereby, will not, require either of the VTEL Companies to obtain any consent license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, and Blue Sky Laws, and (B) the pre-merger notification requirements of the HSR Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL, and (iii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not individually or in the aggregate reasonably be expected to cause a VTEL Material Adverse Effect or to materially impair or delay the ability of either of the VTEL Companies from performing their respective obligations under this Agreement and the Stock Option Agreement.

     Section 4.6.  Permits; Compliance.   Except as disclosed in Section 4.06 of
                   -------------------                           ------------
the VTEL Disclosure Schedule, each of VTEL and its subsidiaries is in possession of all Permits necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted except where the failure to possess such Permits could not reasonably be expected to have a VTEL Material Adverse Effect. Except as disclosed in Section 4.06 of the VTEL Disclosure
                                        ------------
Schedule, as of the date of this Agreement, there are no actions, proceedings, or investigations pending or, to the knowledge of VTEL, threatened against VTEL or any of its subsidiaries that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by VTEL or a subsidiary of VTEL, except for any suspension, loss or revocation that could not reasonably be expected to have a VTEL Material Adverse Effect. Except as disclosed in Section 4.06 of the VTEL Disclosure Schedule, neither VTEL nor any
             ------------
of its subsidiaries is in conflict with, or in default under or violation of, nor has it received, since December 31, 1993, from any Governmental Entity any written notice with respect to possible conflicts with, defaults under or violations of (a) any Law applicable to VTEL or any of its subsidiaries or by or to which any of their respective properties are bound or subject, (b) any judgment, order or decree applicable to VTEL or any of its subsidiaries or (c) any Permits held by VTEL or a subsidiary of VTEL, except for any such conflicts, defaults or violations that individually or in the aggregate could not reasonably be expected to have a VTEL Material Adverse Effect.

     Section 4.7.  Reports: Financial Statements.
                   -----------------------------

     (a) Since December 31, 1993, VTEL and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the SEC, including, without limitation, (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on Form 8-K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "VTEL SEC Reports"). As of
                                                  ----------------
their respective dates, the VTEL SEC Reports complied in all material respects with the requirements of applicable Law (including the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the VTEL SEC Reports) and the VTEL SEC Reports, including, without limitation, any financial statements or schedules included therein, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) VTEL has heretofore delivered to the Company (i) consolidated balance sheets of VTEL and its subsidiaries as of December 31, 1993, December 31, 1994 and December 31, 1995 and as of July 31, 1996 and (ii) consolidated statements of income, stockholders' equity and cash flows for each of the three years and seven months then ended certified by Price Waterhouse LLP, reports thereon are included therewith. VTEL has also delivered to the Company (i) an unaudited consolidated balance sheet of VTEL and its subsidiaries as of October 31, 1996, and (ii) unaudited consolidated statements of income, stockholders' equity and cash flows for the three months then ended. Such audited and unaudited consolidated financial statements, including any such financial statements and schedules contained in the VTEL SEC reports (or incorporated by reference therein) (i) are in accordance with the books and records of VTEL and its subsidiaries in all material respects and have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(A) to the extent disclosed therein or required by changes in generally accepted accounting principles, (B) with respect to the VTEL SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present in all material respects the consolidated financial position of VTEL and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (except, in the case of unaudited consolidated financial statements for interim periods, for the absence of footnotes and subject to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

     (c) Except as and to the extent set forth on the consolidated balance sheet of the VTEL and its subsidiaries as of December 31, 1995, including the notes thereto, or in the Company's Annual Report Form 10-K for the transition period ended July 31, 1996, or in VTEL's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996, neither VTEL or any of its subsidiaries has any liabilities or obligations material to VTEL and its subsidiaries which are not referenced on such balance sheet or in such Annual Report on Form 10-K. Except as set forth in
Section 4.07 of the VTEL Disclosure Schedule since the date of the VTEL's
------------
Transition Report on Form 10-K for the seven month transition period ended July 31, 1996, neither VTEL nor its subsidiaries has incurred any liabilities except for (i) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (ii) liabilities incurred in connection with or as a result of the Merger and (iii) liabilities or obligations which do not have a VTEL Material Adverse Effect.

     Section 4.8.  Absence of Certain Changes or Events.   Except as
                   ------------------------------------
disclosed in the VTEL SEC Reports filed prior to the date of this Agreement or as set forth in Section 4.08 of the VTEL Disclosure Schedule, since December 31,
                ------------
1995, VTEL and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been (a) any damage, destruction or loss with respect to any assets of VTEL or any of its subsidiaries that, whether or not covered by insurance, would constitute a VTEL Material Adverse Effect, (b) any change by VTEL or its subsidiaries in their significant accounting policies or (c) any VTEL Material Adverse Effect.

     Section 4.9.  Absence of Litigation.   Except as set forth in Section 4.09
                   ---------------------                           ------------
of the VTEL Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of VTEL, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of VTEL, threatened against VTEL or any of its subsidiaries or any properties or rights of VTEL or any of its subsidiaries, and neither VTEL nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of VTEL, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

     Section 4.10.  Intellectual Rights.
                    -------------------

     (a) VTEL owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights, maskworks and any applications therefor, technology, know-how, video and audio compression algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of VTEL as currently conducted. Section 4.10 of the VTEL Disclosure Schedule lists all current patents, registered and material unregistered copyrights, maskworks, trade names and any applications therefor owned by VTEL (the "VTEL Intellectual Property Rights"), and specifies the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.
     Section 4.10 of VTEL's Disclosure Schedule includes and specifically identifies all material third-party patents, trademarks, copyrights (including software) and maskworks (the "VTEL Third Party Intellectual Property Rights"), to the knowledge of VTEL, which are incorporated in, are, or form a part of, any VTEL product, excluding any such intellectual property rights that are available on a commodity basis (such as "shrink wrap" licenses) and which are non-exclusive, terminable and available for a standard fee. Section 4.10 of the VTEL Disclosure Schedule lists (i) all material licenses, sublicenses and other agreements as to which VTEL is a party and pursuant to which any person is authorized to use any VTEL Intellectual Property Rights, or any trade secret material to VTEL or any of its subsidiaries; and (ii) all material licenses, sublicenses and other agreements as to which VTEL is a party and pursuant to which VTEL is authorized to use any VTEL Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof and the term thereof.

     (b) VTEL is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 4.10(a) of the VTEL Disclosure Schedule. No claims with respect to VTEL Intellectual Property Rights, any trade secret material to VTEL, or VTEL Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such VTEL Third Party Intellectual Property Rights by or through VTEL, are currently pending or, to the knowledge of VTEL, are threatened by any person, nor does VTEL know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by VTEL infringes on any copyright, maskwork, patent, trademark, service mark or trade secret; (ii) against the use by VTEL of any trademarks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how, video and audio compression algorithms, or computer software programs and applications used in VTEL's business as currently conducted or as proposed to be conducted by VTEL; (iii) challenging the ownership, validity or effectiveness of any VTEL Intellectual Property Rights or other trade secret material to VTEL; or (iv) challenging VTEL's license or legally enforceable right to use of the VTEL Third Party Intellectual Rights. To VTEL's knowledge, all material patents, registered trademarks, maskworks and copyrights held by VTEL are valid and subsisting. To VTEL's knowledge, there is no material unauthorized use, infringement or misappropriation of any VTEL Intellectual Property by any third party, including any employee or former employee of VTEL or any of the its subsidiaries. Except as set forth in Section 4.10(b) of the VTEL Disclosure Schedule, neither VTEL nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that VTEL may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, VTEL or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

     (c) Each employee of VTEL has executed a confidentiality, invention and copyright agreement with VTEL in the forms previously made available to the Company.

     Section 4.11.  Transactions with Management.    Except as disclosed in the
                    ----------------------------
VTEL SEC Reports, no executive officer, director or stockholder of VTEL or any of its subsidiaries has, since December 31, 1994, engaged in any business dealings with the Company or any of its subsidiaries, other than such business dealings as would not be required to be disclosed in such documents or reports pursuant to the Securities Act and the rules and regulations promulgated thereunder.

     Section 4.12.  Vote Required.   The only votes of the holders of any
                    -------------
class or series of VTEL capital stock necessary to approve the Merger and this Agreement are the affirmative votes of the holders of not less than a majority of the outstanding shares of VTEL Common Stock.

     Section 4.13.  Brokers.    No broker, finder or investment banker (other
                    -------
than Bear, Stearns & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VTEL.

     Section 4.14.  Opinion of Financial Advisor.   VTEL has received the
                    ----------------------------
written opinion of Bear, Stearns & Co. Inc. to the effect that, as of the date of this Agreement, the Merger Consideration to be paid by VTEL is fair, from a financial point of view, to the holders of VTEL Common Stock. VTEL will promptly deliver a copy of such opinion to the Company.

     Section 4.15.  Board Recommendations.   By a unanimous vote of the
                    ---------------------
directors present at a meeting of VTEL's Board of Directors (which meeting was duly called and held and at which a quorum was present at all times), the Board of Directors of VTEL (a) approved and adopted this Agreement and the other transactions contemplated herein, and determined that the Merger is fair to the stockholders of VTEL, and (b) resolved to recommend approval and adoption of this Agreement, including the Merger and the other transactions contemplated herein, by the stockholders of VTEL.

     Section 4.16.  Distributors, Customers, or Suppliers.    VTEL is not aware
                    -------------------------------------
that any major distributor, customer or supplier to or of VTEL or its subsidiaries intends to cease doing business, or to alter materially the amount of business done, with VTEL or its subsidiaries after the Effective Time, due to consummation of the transactions contemplated hereunder or any other reason, that would result in a VTEL Material Adverse Effect.

     Section 4.17.  Pooling of Interests.     As of the date of this Agreement,
                    --------------------
VTEL has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     Section 4.18.  Disclosure.     No representation or warranty hereunder
                    ----------
contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                                   ARTICLE V
                                   COVENANTS

     Section 5.1.  Affirmative Covenants of the Company.   The Company hereby
                   ------------------------------------
covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by VTEL, the Company will and will cause each of its subsidiaries to:

     (a) operate its business in the usual and ordinary course consistent with past practices;

     (b) use its best efforts to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

     (c) maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted, and use its best efforts to maintain supplies and inventories in quantities consistent with its customary business practices;

     (d) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

     (e) promptly notify VTEL of (i) any material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities or prospects of the Company and its subsidiaries or in the operation of the business or the properties of the Company and its subsidiaries, (ii) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) involving the Company or any of its subsidiaries, (iii) the occurrence, or failure to occur, of any event which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement or the Stock Option Agreement to be untrue or inaccurate in any material respect when made or at any time from the date of this Agreement to the Effective Time; (iv) any failure of the Company to comply in any material respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Stock Option Agreement; or (v) any other event that could reasonably be expected to result in a Company Material Adverse Effect; provided,
                                                                       --------
however, that no such notification shall affect the representations and
-------
warranties of the Company or the conditions to the obligations of the parties hereunder;

     (f) immediately cease and cause to be terminated any solicitation, initiating, encouragement, activity, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Transaction (as defined in Section 5.03(g)) and take the necessary steps to inform such parties
           ---------------
of the obligations undertaken in Section 5.03(g);
                                 ---------------

     (g) (i) file all Tax Returns required to be filed on or before the Closing Date by or with respect to the Company or any of its subsidiaries, (ii) include in each such Tax Return all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, (iii) timely pay in full all material Taxes which become due pursuant to such Tax Returns, and (iv) satisfy all withholding requirements imposed on or with respect to the Company; and

     (h) take all actions necessary to (i) ensure that the rights issued pursuant to the Company's Preferred Share Purchase Rights Plan (the "Rights
                                                                     ------
Plan") shall not have, and will not, be granted, become nonredeemable,
----
exercisable, distributed or triggered pursuant to the terms of the Rights Plan by virtue of the Company's execution and delivery of this Agreement or the Stock Option Agreement or the Company's performance of the transactions contemplated hereby or thereby and (ii) terminate the Rights Plan immediately prior to the Effective Date (but not any sooner than immediately prior to the Effective
Time).

     Section 5.2.  Affirmative Covenants of VTEL.   VTEL hereby covenants and
                   -----------------------------
agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, VTEL will and will cause each of its subsidiaries to:

     (a) operate its business in the usual and ordinary course consistent with past practices except as contemplated by this Agreement; and

     (b) use its best efforts to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers.

     Section 5.3.  Negative Covenants of the Company.   Except as expressly
                   ---------------------------------
contemplated by this Agreement or otherwise consented to in writing by VTEL from the date of this Agreement until the Effective Time, the Company shall not do, and shall not permit any of its subsidiaries to do, any of the following:

     (a) (i) increase the compensation payable to or to become payable to any director; (ii) increase the compensation payable or pay bonuses to officers or employees of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practices; (iii) grant any severance or termination pay (other than pursuant to agreements or arrangements in effect on the date hereof and set forth in Section 5.03 of the Company Disclosure
                                    ------------
Schedule) to, or enter into any employment or severance agreement with, any director, officer or employee; (iv) establish, adopt or enter into any employee benefit plan or arrangement; (v) make any loans to any stockholders, officers, directors or employees or make any change in its borrowing arrangements; or (vi) amend, or take any other actions (including, without limitation, the waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company) with respect to any of the Company Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section
                                                                  -------
3.10(a) of this Agreement;
-------

     (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

     (c) (i) except pursuant to the redemption of rights issued under the Rights Plan, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations,
(ii) effect any reorganization or recapitalization of the Company or any of its subsidiaries, or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

     (d) (i) issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding stock options or warrants in accordance with their terms and for the issuance of shares upon the conversion of outstanding shares of Series C Preferred Stock in accordance with the terms of the certificate of designation, in the form now existing, governing such preferred stock), or (ii) amend or otherwise modify the terms of any such rights, warrants or options or terms of the Series C Preferred Stock (except for such amendments and modifications relating to the terms of the Series C Preferred Stock expressly contemplated by this Agreement or by the Company Affiliate Letter in the form attached hereto as Exhibit B executed and delivered concurrently with the
                   ---------
execution and delivery of this Agreement);

     (e) acquire or agree to acquire (whether pursuant to a definitive agreement, a non-binding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of ("transfer"), or agree to sell, lease, exchange, mortgage, pledge, transfer
     --------
or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for transfers of assets in the ordinary course of business and consistent with past practice;

     (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer relating to, or that may reasonably be expected to lead to, any Alternative Transaction (as defined below), or enter into discussions or negotiate with any Person or entity in furtherance of such inquiries or to obtain an

Alternative Transaction, or disclose any nonpublic information relating to the Company or any of its subsidiaries to, or afford access to the properties, books or records of the Company or any of its subsidiaries, or agree to, or endorse, any Alternative Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries (the "Representatives") to take any such action, and the Company shall notify VTEL
 ---------------
within 24 hours of receipt by the Company or any of its subsidiaries, or by any of their Representatives, of all relevant terms of any such inquiries or proposals or requests for information relating to the Company or any of its subsidiaries or access to its properties, books or records so received by any of them relating to any Alternative Transaction and if such inquiry or proposal or request is in writing, the Company shall within 24 hours of receipt by the Company or any of its subsidiaries, or by any of their Representatives, deliver or cause to be delivered to VTEL a copy of such inquiry or proposal or request (or a complete summary thereof if it is not in writing) and the Company shall keep VTEL fully informed of the status and details of any such inquiry, proposal or request or any correspondence or communications related thereto and shall provide VTEL with five days' advance notice of any agreement to be entered into with any Person making such inquiry or proposal or request; provided, however,
                                                            --------  -------
that at any time prior to the time that the Company's stockholders shall have voted to approve this Agreement, the Board of Directors of the Company may cause the Company to furnish information to, and may participate in discussions or negotiations with, any Person who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, with the Company or any of its subsidiaries or their respective Representatives) has submitted a written proposal to such Board of Directors relating to an Alternative Transaction that is financially superior to the transactions contemplated by this Agreement, if, and only to the extent that, (i) the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, on the basis of a written opinion of independent outside counsel of nationally recognized reputation, that such action is necessary to prevent the Company's Board of Directors from violating its fiduciary duties to the Company's stockholders under applicable law, (ii) if such Alternative Transaction is an all cash or substantially all cash offer, such Alternative Transaction shall not be subject to any financing contingency (and such Person shall have cash or unrestricted securities on its latest balance sheet prior to submitting such written proposal equal to at least two times the amount of such all cash or substantially all cash offer or legally binding commitments for the financing of such Alternative Transaction, subject to no conditions to funding), and the Board of Directors of the Company shall have determined (based upon the advice of the Company's independent financial advisors or investment bankers of nationally recognized reputation) in the proper exercise of its fiduciary duties to the Company's stockholders that such Person is capable of consummating such Alternative Transaction on the terms proposed, (iii) the Board of Directors of the Company determines (based upon the advice of the Company's independent financial advisors or investment bankers of nationally recognized reputation) in the proper exercise of its fiduciary duties to the Company's stockholders that such Alternative Transaction provides greater value to the stockholders of the Company than the Merger, (iv) the agreement relating to the Alternative Transaction be on terms and subject to conditions no less restrictive than the provisions contained herein, (v) such Person enters into a

Confidentiality and Standstill Agreement on terms substantially similar to and no less restrictive to such Person than the Confidentiality and Standstill Agreement entered into between the Company and VTEL referred to in Section
                                                                   -------
5.05(d) hereof, and (vi) the Company may not furnish any information to such
-------
Person if it has not prior to the date thereof notified VTEL in writing of its intent to furnish information to such person (specifying the nature and identity of the information to be so furnished) and provided the same information concurrently to VTEL. For purposes of this Agreement, "Alternative Transaction"
                                                       -----------------------
shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any purchase, lease, exchange, transfer or other acquisition or assumption of all or a material portion of the assets of the Company and its subsidiaries, taken as a whole; (ii) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries; or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the outstanding voting of the Company;

     (h) release any third party from its obligations under any standstill agreement or arrangement relating to an Alternative Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its subsidiaries, unless the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, on the basis of a written opinion of independent outside counsel of nationally recognized reputation that such action is necessary to prevent the Company's Board of Directors from violating its fiduciary duties to its stockholders under applicable law; provided, however, notwithstanding the foregoing, the Company shall not release any third party from its obligations under any standstill agreement or arrangement relating to an Alternative Transaction or otherwise under any such confidentiality or similar agreement unless the Company shall simultaneously release VTEL from its obligations and restrictions under the Confidentiality and Standstill Agreement referred to in Section 5.05(d) hereof; and further, provided, upon receipt by
               ---------------             -------  --------
the Company of any unsolicited proposal for an Alternative Transaction, the Company shall promptly release VTEL from its standstill obligations contained in the Confidentiality and Standstill Agreement referred to in Section 5.05(d)
                                                            ---------------
hereof;

     (i) unless otherwise ordered by a court of competent jurisdiction, take or permit any action to (w) cause any Person, other than VTEL, Merger Sub or any of VTEL's subsidiaries, to not be deemed an "Acquiring Person" pursuant to the Rights Plan; (x) except as contemplated by Section 5.01(h) hereof, to terminate,
                                           ---------------
amend or modify the Rights Plan; (y) redeem any rights issued under the Rights Plan; or (z) cause the rights issuable under the Rights Plan to be redeemed or to become redeemable, nonexercisable, nondistributed or not triggered or triggerable pursuant to the terms of the Rights Plan, other than as required by this Agreement;

     (j) adopt or propose to adopt any amendments to its Certificate of Incorporation or its Bylaws;

     (k) (i) change any of its significant accounting policies or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1995 except, in the case of clause (i) or clause (ii), as may be required by Law or generally accepted accounting principles;

     (l) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise or guarantee or endorse the obligations of any Person;

     (m) aside from any actions contemplated by this Agreement, take or permit any action which could prevent the Merger from qualifying for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC, and the Company will use its best efforts to prevent any of its officers or directors from taking or permitting such action;

     (n) take or permit any action which could prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code, and the Company will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

     (o) take or permit any action which could adversely affect or delay the ability of either the Company or VTEL to obtain any necessary approvals of any Governmental Entities required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Stock Option Agreement;

     (p) take any action which would make any representation or warranty contained in Article III of this Agreement untrue or incorrect in any material
             -----------
respect;  or

     (q)  agree in writing or otherwise to do any of the foregoing.

     Section 5.4.  Negative Covenants of VTEL.   Except as expressly
                   --------------------------
contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, VTEL shall not do, and shall not permit any of its subsidiaries to do, any of the following:

     (a) take any action that would result in a failure to maintain the eligibility of the VTEL Common Stock for quotation on the NASDAQ National Market;

     (b) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that could reasonably be expected to delay or have an adverse effect on the consummation of the transactions contemplated by this Agreement or would otherwise be inconsistent in any material respect with the terms and conditions of this Agreement or the other agreements or transactions contemplated hereby (it being understood that this clause (b) shall not in any respect limit the right and power of VTEL to amend its Certificate of Incorporation to increase the authorized number of shares of any class of capital stock of VTEL);

     (c) change any of its significant accounting policies except as may be required by Law or generally accepted accounting principles;

     (d) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its or its subsidiaries capital stock or other equity interests, except dividends by a wholly owned subsidiary of VTEL to VTEL or another wholly owned subsidiary of VTEL;

     (e) take or permit any action which would adversely affect or delay the ability of either the Company or VTEL to obtain any necessary approvals of any Governmental Entities required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

     (f) aside from any actions contemplated by this Agreement, take or permit any action which could prevent the Merger from qualifying for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC, and VTEL will use its best efforts to prevent any of its officers or directors from taking or permitting any such actions;

     (g) take or permit any action which could prevent the Merger from qualifying as a tax-free organization under Section 368 of the Code, and VTEL will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

     (h) except as contemplated by this Agreement or as set forth on the VTEL Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for issuances, grants and awards pursuant to VTEL's employee stock purchase plans and its stock option plans and except for the issuance of shares upon the exercise of outstanding awards, stock options or warrants in accordance with their terms and except for issuance, if any, necessary to enable the Merger to be treated as a "pooling of interests" for accounting purposes), or amend or otherwise modify in any material respect the terms of such rights, warrants and options;

     (i) acquire or agree to acquire (whether pursuant to a definitive agreement, a nonbinding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire the assets of any other Person (other than (i) the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice, or (ii) such purchase involving the payment of a purchase price by VTEL not exceeding $25 million);

     (j) take any action which would make any representation or warranty contained in Article IV of this Agreement untrue or incorrect in any material respect; or

     (k)  agree in writing or otherwise to do any of the foregoing.

     Section 5.5.  Access and Information.
                 ----------------------

     (a) The Company shall, and shall cause its subsidiaries to, (i) afford to VTEL and VTEL's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "VTEL
                                                              ----
Representatives") access during ordinary business hours and at other reasonable
---------------
times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to VTEL and the VTEL Representatives such information concerning the business, properties, Intellectual Property Assets, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by VTEL.

     (b) VTEL shall, and shall cause its subsidiaries to, (i) afford to the Company and the Company's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") access during ordinary business hours and at other
 -----------------------
reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of VTEL and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, intellectual property assets, contracts, records and personnel of VTEL and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company.

     (c) No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

     (d)  All information received by any party pursuant to this Section 5.05
                                                                 ------------
shall be subject to the provisions of that certain Confidentiality and Standstill Agreement, dated as of September 12, 1996 between VTEL and the Company.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     Section 6.1.  Presentation to Stockholders.   The Company shall, promptly
                   ----------------------------
after the date of this Agreement, take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to present the Merger and this Agreement to the holders of the

Company Common Stock (and, if required, holders of the Series C Preferred Stock) for their consideration and approval by the vote thereof at a meeting of the Company's stockholders duly called and convened to act on the Merger and this Agreement (the "Company Stockholders' Meeting"). In like manner, VTEL shall,
                ----------------------------
promptly after the date of this Agreement, take all actions necessary in accordance with the DGCL, VTEL's Certificate of Incorporation and Bylaws and the rules of The NASDAQ Stock Market to present the Merger and this Agreement to the holders of VTEL Common Stock for their consideration and approval by the vote thereof at a meeting of VTEL's stockholders duly called and convened to act on the Merger and this Agreement (the "VTEL Stockholders' Meeting"). The Company
                                    --------------------------
and VTEL shall consult with each other in connection with such meetings and each shall use its best efforts to cause such meetings to occur on the same date. The Company and VTEL shall use their reasonable best efforts to solicit from their respective stockholders proxies in favor of the approval and adoption of this Agreement and to secure the vote of stockholders required by the DGCL and their respective Certificates of Incorporation and Bylaws and by the rules of The NASDAQ Stock Market to approve and adopt the Merger and this Agreement. The Board of Directors of VTEL and the Board of Directors of the Company shall recommend that their respective stockholders approve and adopt this Agreement and the Merger on the terms and conditions set forth in this Agreement. The Company shall cause its Board of Directors (a) not to withdraw, modify or change their recommendations of this Agreement or the Merger and (b) to continue to recommend to the respective stockholders of the Company the approval and adoption of this Agreement and the Merger on the terms and conditions set forth in this Agreement. Notwithstanding any other provision hereof, no party shall be restricted from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender offer or exchange offer; provided, further, that the
                                                 --------  -------
Company shall not, and shall not permit any of its officers, directors, employees (acting on behalf of the Company) or other representatives to agree to or endorse or recommend any Alternative Transaction unless the Company shall have first terminated this Agreement pursuant to Section 8.01(i) and paid VTEL
                                                 ---------------
all amounts payable to VTEL pursuant to Sections 8.01(i) and 8.05 hereof and, if
                                        ----------------     ----
VTEL shall have as of such time exercised any of its rights under the Stock Option Agreement, the Company shall have complied with all of its obligations under the Stock Option Agreement.

     Section 6.2.  Registration Statement; Proxy Statement/Prospectus.
                   --------------------------------------------------

     (a) As promptly as practicable after the execution of this Agreement, VTEL shall prepare and file with the SEC a Registration Statement containing a joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") for stockholders
                                 --------------------------
of the Company and VTEL in connection with (i) the registration under the Securities Act of the offer, sale and delivery of VTEL Common Stock to be issued in the Merger and (ii) the vote of the requisite percentage of the stockholders of the Company and VTEL with respect to the Merger and this Agreement. VTEL and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken in order to comply with any applicable federal or state securities laws in connection with the issuance of shares of VTEL Common Stock in the Merger. VTEL and the Company shall each furnish all information concerning itself, its subsidiaries and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and VTEL shall mail

(the "Mailing Date") the Proxy Statement/Prospectus to the holders of Company
      ------------
Common Stock or VTEL Common Stock, as the case may be, of record at least 20 calendar days prior to the Company Stockholders' Meeting and the VTEL Stockholders' Meeting. It shall be a condition to the mailing of the Proxy Statement/Prospectus that VTEL and the Company shall have received the comfort letters described in Section 6.16 of this Agreement, if VTEL shall have
                     ------------
requested such letters as described in Section 6.16 hereof.  The Proxy
                                       ------------
Statement/Prospectus shall include the recommendation of the Board of Directors of the Company and VTEL in favor of the Merger.

     (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading and (ii) the Proxy Statement/Prospectus will, at the Mailing Date and at the time of the Company Stockholders' Meeting and the VTEL Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting or the VTEL Stockholders' Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform VTEL. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby, including, without limitation, the Proxy Statement/Prospectus to the extent that the information contained therein relates to the Company and its subsidiaries or the transactions contemplated hereby, will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply with the provisions of applicable Law as to the information required to be contained therein.

     (c) None of the information supplied or to be supplied by VTEL for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus will, at the Mailing Date and at the time of the Company Stockholders' Meeting and the VTEL Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting or the VTEL Stockholders' Meeting any event or circumstance relating to VTEL or any of its affiliates, or its or their respective officers or directors, should be discovered by VTEL that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, VTEL shall promptly inform the Company. All documents that VTEL is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby, including, without limitation, the Registration Statement to the extent that the information contained therein relates to VTEL and its subsidiaries or the transactions contemplated hereby, will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply with the provisions of applicable Law as to the information required to be contained therein.

     Section 6.3.  Appropriate Action: Consents; Filings.
                   -------------------------------------

     (a) The Company and VTEL shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts promptly (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement,
(ii) to obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company or VTEL, respectively, or any of their respective subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law; and VTEL and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and VTEL shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

     (b) VTEL and the Company agree, and shall cause each of their respective subsidiaries, to cooperate and to use all reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that
                                                                  -----
is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

     (c) The Company and VTEL shall each promptly give (or shall cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby to third parties required by Law or by any material contract, license, lease or other material agreement to which it is a party or by which it is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents
(i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Stock Option Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by this Agreement or the Stock Option Agreement, or (iii) required to prevent a Company Material Adverse Effect or a VTEL Material Adverse Effect, respectively, from occurring; provided,
                                                                 --------
however, that this Section 6.03 shall not impose any obligations on or confer
-------            ------------
any rights upon any person or entity other than the parties to this Agreement or the Stock Option Agreement.

     (d) If any party shall fail to obtain any third party consent described in subsection (c) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and VTEL, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result from the failure to obtain such consent.

     Section 6.4.  Affiliates; Tax Treatment.
                   -------------------------

     (a) The Company shall obtain and deliver to VTEL (i) on the date that this Agreement is executed by VTEL, an executed agreement, substantially in the form of Exhibit B hereto from each person identified as an affiliate of the Company
   ---------
in Section 3.12 of the Company Disclosure Schedule, and (ii) by the Closing
   ------------
Date, from any other person who is an affiliate of the Company on the Closing Date.

     (b) VTEL shall obtain and deliver to the Company (i) on the date that this Agreement is executed by the Company, an executed agreement, substantially in the form of Exhibit C hereto from each person identified as an affiliate of VTEL
            ---------
in Section 6.04 of the VTEL Disclosure Schedule, and (ii) by the Closing Date,
   ------------
from any other person who is an affiliate of VTEL on the Closing Date.

     (c) VTEL shall be entitled to place legends as specified in such agreements on the certificates evidencing any VTEL Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent of the VTEL Common Stock, consistent with the terms of such letter agreements.

     (d) Neither the Company nor VTEL nor any of their respective subsidiaries or other affiliates shall (i) take any action, or fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     (e) At or before the Closing, VTEL shall provide an officer's certificate, in form and substance reasonably acceptable to VTEL, to Shearman & Sterling to assist such counsel in rendering the written opinion provided for in Section
                                                                     -------
7.01(e) of this Agreement
-------
and the Company shall provide an officer's certificate, in form and substance reasonably satisfactory to the Company, to Jenkens & Gilchrist, a Professional Corporation, to assist such counsel in rendering the written opinion provided for in Section 7.01(d) of this Agreement.
       ---------------

     Section 6.5.  Public Announcements.  Except as otherwise required by
                   --------------------
applicable law or the rules of The NASDAQ Stock Market, neither the Company nor VTEL shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Stock Option Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     Section 6.6.  NASDAQ Listing.   VTEL shall use all reasonable efforts to
                   --------------
cause the shares of VTEL Common Stock to be issued in the Merger to be approved for quotation on The NASDAQ Stock Market prior to the Effective Time.

     Section 6.7.  State Takeover Statutes.   The Company will take all steps
                   -----------------------
necessary to exempt the transactions contemplated by this Agreement and the Stock Option Agreement from, and if necessary challenge the validity of, any applicable state takeover law, including, without limitation, Section 203 of the DGCL. The Company shall take all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement and the Stock Option Agreement, to ensure that the prohibitions on business combinations set forth in
Section 203 of the DGCL do not, or will not, apply to the transactions contemplated by this Agreement.

     Section 6.8.  Charter Amendment.   Consistent with applicable law, VTEL
                   -----------------
shall cause to be presented to its stockholders and shall cause to be voted upon at the VTEL Stockholders' Meeting referred to in Section 6.01, in addition to
                                                 ------------
the consideration and action upon this Agreement and the Merger, a proposed amendment to the Certificate of Incorporation of VTEL increasing the authorized shares of VTEL Common Stock to 40 million. VTEL shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the amendment to its Certificate of Incorporation and to secure the vote required by the DGCL and its Certificate of Incorporation to approve such amendment.

     Section 6.9.  Board Seats.   Promptly following the Effective Time,
                   -----------
consistent with applicable law and its Bylaws, the Board of Directors of VTEL shall increase the number of members of its Board of Directors from five to seven, and shall elect T. Gary Trimm and Arthur G. Anderson to fill such vacancies, to serve as such until the next annual meeting of VTEL stockholders or such time as their respective successors shall have been duly elected or appointed and qualified.

     Section 6.10.  Options .
                    --------

     (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of VTEL Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company benefit plans under which they were issued and the agreements evidencing grants thereunder).

     (i) The number of shares of VTEL Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Common Stock Conversion Ratio, provided that any fractional shares of VTEL Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

     (ii) The exercise price per share of VTEL Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Common Stock Conversion Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

     (b) The adjustment provided herein with respect to any options which are "incentive options" (as defined in Section 422 of the Code) shall be and is intended to be effectuated in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to the Company or any of its subsidiaries shall be deemed to be references to VTEL and its subsidiaries.

     (c) If and to the extent required by the terms of the plans governing the original options or pursuant to the terms of any agreements evidencing grants thereunder, the Company shall use its reasonable efforts to obtain the consent of each holder of outstanding options to the treatment provided in subparagraph
(a) of this Section 6.10.

     (d) With respect to the Assumed Options, as soon as practicable following the Effective Time, VTEL shall use its best efforts to file one or more registration statements on Form S-8 with the SEC with respect to the VTEL Common Stock subject to such Assumed Options.

     Section 6.11.  Series C Preferred Stock Warrants.  As of the Effective
                    ---------------------------------
Time, each warrant to purchase Common Stock Warrant issued in conjunction with the issuance of the Series C Preferred Stock (the "Series C Warrants") then
                                                   -----------------
outstanding shall remain outstanding and, pursuant to the terms of Section 7(c) of the Series C Warrants, shall thereafter be exercisable into the Merger Consideration that the shares of Company Common Stock into which such Series C Warrants could have been exercised immediately prior to the Effective Time would have been entitled.

     Section 6.12.  Termination of Convertible Preferred Stock Purchase
                    ---------------------------------------------------
Agreement. The Company, acting through its Board of Directors, shall prior to
---------
the Effective Time terminate that certain Convertible Preferred Stock Purchase Agreement, dated October 24, 1996, between the Company and Infinity Investors, Ltd. and Seacrest Capital, Ltd. in accordance with the provisions of Section 5.2(b) and (c) thereof, in a manner sufficient to extinguish any obligation of the Company to issue any Series D Preferred Stock or Series E Preferred Stock pursuant to that Agreement.

     Section 6.13.  Merger Sub.   Prior to the Effective Time, Merger Sub shall
                    ----------
not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash paid to Merger Sub for the issuance of its stock to VTEL) or liabilities.

     Section 6.14.  Indemnification.
                    ---------------

     (a) The Company shall indemnify and hold harmless, to the fullest extent permitted under applicable law, and after the Effective Time VTEL and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of the Company or any of its subsidiaries, and each person who is or was then serving as a director of the Company or any of its subsidiaries (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") against any expenses, including reasonable attorneys' fees, fines, losses, claims, damages, liabilities, costs, judgments and amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (whether civil, criminal or administrative) arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any which arise out of or relate to the Merger and the transactions contemplate by this Agreement) which are asserted or commenced prior to or within six years following the Effective Time, and the Company, VTEL or the Surviving Corporation, as the case may be, will advance expenses to each such Indemnified Party (provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), provided the Indemnified Party asserting the right to indemnification hereunder shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person and reasonable cause to believe that his conduct was unlawful. In the event of any such claim, action, suit, proceeding or investigation (whether asserted or commenced before or after the Effective Time), the Company, VTEL or the Surviving Corporation, as the case may be, will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof; provided, however, that if any Indemnified Party (or
                            --------  -------
group of Indemnified Parties) reasonably believes that it is advisable for such Indemnified Parties to be represented by separate counsel as a result of a conflict, on any significant issue between the positions of the Indemnified Party (or group of Indemnified Parties) and the Company, VTEL or the Surviving Corporation, as the case may be, as determined under applicable standards of professional conduct or if the Company, VTEL or the Surviving Corporation shall promptly fail to assume responsibility for such defense, such Indemnified Party (or group of Indemnified Parties) may retain counsel satisfactory to such Indemnified Party (or group of Indemnified Parties), who will represent such Indemnified Party (or group of Indemnified Parities), and the Company, VTEL or the Surviving Corporation, as the case may be, shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided, that the Indemnified
                                              --------
Parties and the Company, VTEL or the Surviving Corporation, as the case may be, will use their respective best efforts to assist in the vigorous defense of any such matter; provided, further, that neither the Company, VTEL nor the Surviving
             --------  -------
Corporation shall be liable for any settlement effected without their written consent, which consent, if the Company, VTEL or the Surviving Corporation fails to assume the defense of any such matter, shall not be unreasonably withheld and in no event shall be withheld in bad faith; and provided, further, that neither
                                                --------  -------
the Company, VTEL nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder (at which point such Indemnified Party shall promptly refund, without interest, to the indemnifying party all amounts previously paid by the indemnifying party hereunder). Any Indemnified Party wishing to claim indemnification under this
Section 6.14, upon learning of any such claim, action, suit, proceeding or
------------
investigation, shall promptly notify the indemnifying party thereof. In the event the Indemnified Parties are entitled to separate counsel pursuant to this paragraph (a), the Indemnified Parties may as a group retain only one such law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case the Indemnified Parties may retain, at the expense of the Company, VTEL or the Surviving Corporation, as the case may be, two additional law firms.

     (b) For six years after the Effective Time, the Surviving Corporation shall keep in effect a provision in its bylaws substantially the same as the provision contained in Article XI of the Company's bylaws as in effect on the date hereof.

     (c) The Company and the Surviving Corporation and their subsidiaries will perform and discharge all indemnification agreements to which the Company or any of its subsidiaries is a party and that have been disclosed in Section 6.14(c)
                                                               ---------------
of the Company Disclosure Schedule.

     (d) This Section shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, VTEL, the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against the Company or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of the Surviving Corporation. The exercise by any person of such person's rights under any of paragraphs (a),
(b) or (c) of this Section shall not preclude the exercise of such person's rights under any such other paragraph of this section, provided that such party shall not be entitled to multiple recoveries thereunder.

     (e) For six years from the Effective Time, VTEL shall cause the Surviving Corporation to provide to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to VTEL) in effect on the date hereof; provided,
                                                                --------
however, that in no event shall the Surviving Corporation be required to expend
-------
in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the
                                             --------  -------
annual premiums of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (f) In the event the Surviving Corporation, VTEL or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or VTEL, as the case may be, assume the obligations set forth in this Section 6.14.
     ------------

     Section 6.15.  Employment Contracts.   The Company represents that it has
                    --------------------
previously delivered or made available to VTEL all employment, retirement, termination, severance or similar agreements with officers or other employees of the Company and its subsidiaries which are currently in effect, all of which are listed in the Company Disclosure Schedule. Subsection 6.15 of the Company
                                            ---------------
Disclosure Schedule lists all such agreements and plans that provide for payment of amounts or awards upon consummation of a "change of control" of the Company, including all those providing for payments or awards upon consummation of the Merger. The Company has made available to VTEL true, correct and complete copies of all such agreements and plans. The Company will not enter into any such agreements after the date hereof without VTEL's prior written consent.

     Section 6.16.  Comfort Letters.
                    ---------------

     (a) If requested by VTEL, the Company shall cause KPMG Peat Marwick LLP to deliver a letter, dated as of the date of the Proxy Statement/Prospectus, and addressed to VTEL and its Board of Directors, in form and substance reasonably satisfactory to VTEL and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement/Prospectus.

     (b) If VTEL should make the request for the Company to cause KPMG Peat Marwick LLP to deliver the letter referred to in subparagraph (a) of this

Section 6.16, VTEL shall then cause Price Waterhouse LLP to deliver a letter
------------
dated as of the date of the Proxy Statement/Prospectus, and addressed to VTEL and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement/Prospectus.

     Section 6.17.  Sales Under Rule 145 if Applicable.
                    ----------------------------------

     (a) VTEL will use its best efforts to comply with the reporting requirements of the Exchange Act after the Effective Time.

     (b) Upon being informed in writing by any person who, at the Effective Time, was an officer, director or a shareholder of the Company that may be deemed to be an affiliate of the Company (within the meaning of the Exchange
Act) (the "Affiliated Shareholder"), that such person intends to sell any shares
           ----------------------
of VTEL Common Stock acquired in the Merger under Rule 145 under the Exchange Act, VTEL will certify in writing to such person that it has been subject to the reporting requirements of the Exchange Act for at least 90 days and it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's VTEL Common Stock acquired in the Merger under Rule 145 (or will inform such person in writing that it has not filed such reports). VTEL will further supply such person with any information in its possession which he may reasonably request in connection with any such proposed sale.

     (c) If any of the certificates representing any VTEL Common Stock acquired in the Merger is presented to VTEL's transfer agent for registration of transfer in connection with any sale theretofore made under paragraph (d) of Rule 145, provided such certificate is duly endorsed for transfer or accompanied by a duly executed stock power and is accompanied by an opinion of counsel satisfactory to VTEL that such transfer has complied with the requirements of Rule 145, VTEL will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates free of any stop transfer order or restrictive legend.

     Section 6.18.  Stockholder Litigation.  The Company shall give VTEL the
                    ----------------------
opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement or the Stock Option Agreement; provided, no such settlement shall be agreed to without VTEL's consent, which
--------
consent shall not be unreasonably withheld; and further provided, that no
                                                ------- --------
settlement requiring a payment by a director of the Company shall be agreed to without such director's consent.

                                  ARTICLE VII
                              CLOSING CONDITIONS

     Section 7.1.  Conditions to Obligations of Each Party Under This Agreement.
                   ------------------------------------------------------------
The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable Law):

     (a)  Effectiveness of the Registration Statement.   The Registration
          -------------------------------------------
Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

     (b)  Stockholder Approval.   The Merger and this Agreement shall have been
          --------------------
approved and adopted by the requisite vote of the stockholders of the Company
and of   VTEL in accordance with the DGCL and the respective Certificates of
Incorporation of the Company and VTEL.

     (c)  HSR Act.   The Company and VTEL shall have made all required filings
          -------
under the HSR Act and the applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     (d)  VTEL Tax Opinion.   VTEL shall have received from Jenkens & Gilchrist,
          ----------------
a Professional Corporation, a written opinion, dated as of the Mailing Date, to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code and VTEL, Merger Sub and the Company will constitute parties to such reorganization, and a copy of such opinion shall have been delivered to the Company.

     (e)  Company Tax Opinion.   The Company shall have received from Shearman &
          -------------------
Sterling a written opinion, dated as of the Mailing Date, to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code and VTEL, Merger Sub and the Company will constitute parties to such reorganization, and a copy of such opinion shall have been delivered to VTEL.

     (f)  NASDAQ Approval.   The shares of VTEL Common Stock to be issued in the
          ---------------
Merger shall have been approved for quotation on The NASDAQ Stock Market, but subject to official notice of issuance.

     (g)  Pooling Letter.  VTEL and the Company shall have received a letter
          --------------
from Price Waterhouse LLP, in form and substance reasonably satisfactory to VTEL, to the effect that the transactions contemplated by this Agreement will be accounted for by VTEL as a "pooling of interests" under generally accepted accounting principles and the rules, regulations and policies of the SEC.

     (h) Charter Amendment. The amendment to the Certificate of Incorporation of VTEL referred to in Section 6.08 shall have been duly approved and adopted by
                       ------------
the stockholders of VTEL at the VTEL Stockholders' Meeting in accordance with the DGCL, and such charter amendment shall have been duly filed with the Delaware Secretary of State and shall have become effective.

     (i)  Rights Plan.  The rights issued pursuant to the Rights Plan shall not
          -----------
have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Plan.

     Section 7.2.  Additional Conditions to Obligations of the VTEL Companies.
                   ----------------------------------------------------------
The obligations of the VTEL Companies to effect the Merger and the other transactions contemplated by this Agreement are also subject to the following conditions (any or all of which may be waived by the VTEL Companies in writing, in whole or in part):

     (a)  Representations and Warranties.   Each of the representations and
          ------------------------------
warranties of the Company contained in this Agreement shall have been true and correct in all material respects at and as of the date made and, except as contemplated or permitted by this Agreement, at and as of the Effective Time as if made at and as of such time. The VTEL Companies shall have received a certificate of the President and the Chief Executive Officer of the Company, in his capacity as such, dated the Closing Date, to the effect that each of the representations and warranties of the Company contained in this Agreement were true and correct in all material respects as of the date made and, except as contemplated or permitted by this Agreement, at and as of the Effective Time as if made at and as of such time.

     (b)  Agreements and Covenants.   The Company shall have performed or
          ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time. The VTEL Companies shall have received a certificate of the President and the Chief Executive Officer of the Company, in his capacity as such, dated the Closing Date, to such effect.

     (c)  Consents.   All consents, authorizations, orders and approvals of, or
          --------
filings or registrations with, any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings required under the DGCL in connection with the Merger and the Company shall have obtained all consents, authorizations, waivers and approvals required from third parties required under all Material Contracts by reason of the Merger and the consummation of the transactions contemplated hereby, except for such consents, authorizations, waivers and approvals where the failure to obtain such could not reasonably be expected to result in a Company Material Adverse Effect.

     (d)  No Governmental Proceedings or Litigation.  There shall not be pending
          -----------------------------------------
or threatened any action, proceeding, claim or counterclaim by any Governmental Entity or by any third party which seeks to or would (i) prohibit or restrict the consummation of the Merger, (ii) require the disposition of or the holding separate of any of the stock or assets of the Company or its subsidiaries or impose material limitations on the ability of VTEL to control in any material respect the business, assets or operations of either VTEL or the Company, or
(iii) have a material adverse effect on VTEL's business or materially impair the ability of the Company or Merger Sub to perform their obligations hereunder. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity , which (i) prohibits or restricts consummation of the Merger or the transactions contemplated hereby,
(ii) requires VTEL to hold separate or dispose of any of the stock or assets of the Company or its subsidiaries or imposes material limitations on the ability of VTEL to control in any material respect the business, assets or operations of either VTEL or the Company, or (iii) has a material adverse effect on the business of VTEL and its subsidiaries or on the Company and its subsidiaries or materially impairs the ability of VTEL or Merger Sub to perform their obligations hereunder.

     (e)  Affiliate Agreements.  The Company shall have delivered to VTEL the
          --------------------
letter agreements called for by Section 6.04.
                                ------------

     Section 7.3.  Additional Conditions to Obligations of the Company.   The
                   ---------------------------------------------------
obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived by the Company in writing, in whole or in part):

     (a)  Representations and Warranties.   Each of the representations and
          ------------------------------
warranties of the VTEL Companies contained in this Agreement shall have been true and correct in all material respects at and as of the date made and, except as contemplated or permitted by this Agreement, at and as of the Effective Time as if made at and as of such time. The Company shall have received a certificate of the President and the Chief Executive Officer of each of the VTEL Companies, in their capacities as such, dated as of the Effective Time, to the effect that each of the representations and warranties of the VTEL Companies contained in this Agreement were true and correct in all material respects as of the date made and, except as contemplated by this Agreement, at and as of the Effective Time as if made at and as of such time.

     (b)  Agreements and Covenants.   The VTEL Companies shall have performed or
          ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time. The Company shall have received a certificate of the Chairman and Chief Executive Officer of each of the VTEL Companies, in their capacities as such, dated the Closing Date, to that effect.

     (c)  Consents.   All consents, authorizations, orders and approvals of, or
          --------
filings or registrations with, any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings required under the DGCL in connection with the Merger, and the VTEL Companies shall have obtained all consents, authorizations, waivers and approvals required from third parties required under all material agreements and instruments by reason of the Merger and the consummation of the transactions contemplated hereby, except for such consents, authorizations, waivers and approvals where the failure to obtain such could not reasonably be expected to result in a VTEL Material Adverse Effect.

     (d)  No Regulatory Action.   No statute, rule or regulation shall have been
          --------------------
enacted or promulgated by any Governmental Entity which seeks to or would (i) prohibit the consummation of the Merger or the transactions contemplated hereby or (ii) materially impair the ability of the Company to perform its obligations hereunder; and there shall not be in effect any order, decree or injunction (whether preliminary, final or appealable injunction) of a United States federal or state court of competent jurisdiction which (i) prohibits consummation of the Merger, or (ii) materially impairs the ability of the Company to perform its obligations hereunder.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     Section 8.1.  Termination.   This Agreement may be terminated and the
                   -----------
Merger hereby contemplated may be abandoned at any time notwithstanding approval of this Agreement by the stockholders of the Company and/or VTEL, but prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of VTEL and the Company;

     (b) by VTEL, if there has been a material breach of the representations and warranties of the Company contained in this Agreement or if the Company has failed to comply in any material respect with any of its covenants or agreements set forth in this Agreement or in the Stock Option Agreement, and the Company shall not have cured such breach or failure within ten days of receipt of written notice thereof from VTEL (or such shorter period as provided for in the Stock Option Agreement (a "Terminating Company Breach"); provided, however, that
                           --------------------------    --------  -------
the failure of the Company to comply in any material respect with any of its covenants or obligations set forth in Sections 5.01(f), 5.03(g), 5.03(h),
                                      ----------------   -------  -------
5.03(i), 6.01,  6.02 or 6.05 hereof, shall be a Terminating Company Breach
-------  ----   ----    ----
immediately upon receipt of written notice thereof from VTEL; and further
                                                                  -------
provided, if such breach or failure is incapable of cure within such ten day
--------
period, such breach or failure shall constitute a Terminating Company Breach immediately upon receipt of written notice thereof from VTEL;

     (c) by the Company, if there has been a material breach of the representations and warranties of the VTEL Companies contained in this Agreement or if either VTEL Company has failed to comply in any material respect with any covenant or agreement on the part of the VTEL Companies set forth in this Agreement, and the VTEL Companies shall not have cured such breach or failure within ten days of receipt of written notice thereof from the Company; provided,
                                                                       --------
however, if such breach or failure is incapable of cure within such ten day
-------
period, the ten day cure period shall not apply;

     (d) by either VTEL or the Company, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby or by the Stock Option Agreement and such order, decree, ruling or other action shall have become final and non-appealable preventing the consummation of the Merger;

     (e) by either VTEL or the Company, if the Effective Time shall not have occurred on or before December 31, 1997; provided that neither the Company nor
                                         --------
VTEL shall be entitled to terminate this Agreement pursuant to this paragraph if such party's material breach of this Agreement or the Stock Option Agreement has been the cause of or resulted in the failure of the Effective Time to occur at or prior to such time;

     (f) by either VTEL or the Company, if at the meetings of their respective stockholders (including any adjournment thereof) called for by Section 6.01
                                                               ------------
hereof, this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of VTEL and the Company required under the DGCL and their respective Certificates of Incorporation.

     (g) by either VTEL or the Company if there is in effect any order, decree or injunction of a United States federal court or a court of competent jurisdiction which shall have become final with all opportunities to appeal having been exhausted or expired and which (i) requires VTEL to hold separate or dispose of any of the stock or assets of the Company or its subsidiaries, or of VTEL or its subsidiaries, which are material to the financial condition, properties, assets, liabilities, business, results of operations or prospects of either VTEL and its subsidiaries or the Company and its subsidiaries, or (ii) imposes material limitations on the ability of VTEL to control in any material respect the business, assets or operations of either the Company or VTEL;

     (h) by VTEL, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to VTEL or to the likelihood of consummation of the Merger or shall have resolved to do any of the foregoing, or (ii) the Board of Directors of the Company shall have approved, endorsed or recommended to the stockholders of the Company any Alternative Transaction or resolved to do so;

     (i) by the Company, upon prior payment to VTEL of a fee of $3,500,000, (which, when paid, shall be in lieu of any further Termination Fee due under

Section 8.05(c), anything contained in Section 8.05(d) to the contrary
---------------                        ---------------
notwithstanding) and VTEL's Expenses (as defined in Section 8.05(b) hereof) if
                                                    ---------------
the Board of Directors of the Company shall have received an offer from a Person other than VTEL or an affiliate of VTEL to effect an Alternative Transaction which the Board of Directors of the Company shall have determined, after considering advice from its financial advisors, is more beneficial to the stockholders of the Company than the Merger and the Board of Directors of the Company shall have concluded in good faith, after considering applicable provisions of state law, on the basis of a written opinion of independent outside legal counsel of nationally recognized reputation that terminating this Agreement in order to enter into an agreement with respect to or to consummate an Alternative Transaction is necessary to prevent the Company's Board of Directors from violating its fiduciary duties to the Company's stockholders under applicable law provided, however, the Company shall not be entitled to
                     --------  -------
terminate this Agreement pursuant to this subsection (i) if the Company shall have breached or failed to comply with its covenants and agreements contained in subsections (g), (h) or (i) of Section 5.03 hereof, in Section 6.01 or in
                               ------------            ------------
Section 6.05 hereof with respect to the offer in question;
------------

     (j) by VTEL, if a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by VTEL or an affiliate of VTEL), and within ten (10) business days of such commencement the Board of Directors of the Company shall not have recommended that the stockholders of the Company not tender their shares in such tender or exchange offer; or

     (k) by VTEL, if the Stock Option Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, and such determination shall have become final with all opportunities to appeal having been exhausted or expired, but only if the Company or any of its subsidiaries, or any of its officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination; or if any of the parties thereto, other than VTEL, shall be in material breach of the Stock Option Agreement.

     Section 8.2.  Effect of Termination.   Except as provided in Section
                   ---------------------                          -------
5.05(d), Section 8.05 and Section 9.01 of this Agreement and in this Section
-------  ------------     ------------                               -------
8.02, in the event of the termination of this Agreement pursuant to Section
----                                                                -------
8.01, this Agreement shall forthwith become void, there shall be no liability on
----
the part of the VTEL Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement. Notwithstanding the foregoing, the Company's obligations under the Stock Option Agreement shall survive such termination, and shall remain in full force and effect and the duties of the Company thereunder shall not be affected by the termination of this Agreement, and termination and abandonment of this Agreement shall have no effect upon the Confidentiality and Standstill Agreement referred to in Section
                                                                        -------
5.05(d) (except as otherwise provided in Section 5.03(h) hereof).
-------                                  ---------------

     Section 8.3.  Amendment.   This Agreement may be amended by the Company and
                   ---------
the VTEL Companies by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after
                                                   --------  -------
approval of the Merger by the stockholders of the Company or the stockholders of VTEL, any such amendment shall be subject to the provisions of Section 251 of the DGCL. This Agreement may not be amended except by an instrument in writing signed by the Company and the VTEL Companies.

     Section 8.4.  Waiver.   At any time prior to the Effective Time, any party
                   ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.04, the VTEL Companies as a group shall be deemed to
                 ------------
be one party.

     Section 8.5.  Fees, Expenses and Other Payments.
                   ---------------------------------

     (a)  Subject to Section 8.05(c) and (d), all Expenses (as defined in
                     ---------------     ---
paragraph (b) of this Section 8.05) incurred by the parties hereto shall be
                      ------------
borne solely and entirely by the party which has incurred such Expenses;

provided, however, that, subject to the provisions of Sections 8.05(c) and (d)
--------  -------                                     ----------------     ---
hereof, the allocable share of each of VTEL and the Company for all expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement, and all filing fees incurred in connection with all regulatory filings made under the HSR Act, shall be one-half.

     (b)  "Expenses" as used in this Agreement shall include all out-of-pocket
           --------
expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

     (c)  The Company agrees that:

     (i) The Company shall pay to VTEL in same day funds the aggregate amount of all Expenses incurred by VTEL and its affiliates in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby or thereby (including fees and expenses of counsel, accountants, and financial advisors incurred by VTEL) (the "Expense Reimbursement") if any of the
                                           ---------------------
following events shall have occurred and there shall be no material breach of this Agreement by VTEL: (A) VTEL shall have terminated this Agreement in accordance with the terms of Section 8.01(b) or Section 8.01(h) or Section
                             ---------------    ---------------    -------
8.01(j); or (B) the Company shall have terminated this Agreement pursuant to
-------
Section 8.01(i).
---------------

     (ii) The Company shall pay to VTEL in same day funds a fee of $3,500,000 (the "Termination Fee") upon demand and with the Expense Reimbursement, if (A)
      ---------------
this Agreement shall have been terminated; (B) there shall be no material breach of this Agreement by VTEL continuing at the time of such termination; and (C) any of the following events shall have occurred: (I) the Company shall have breached in any material respect the representations warranties, covenants or conditions contained in this Agreement or the Stock Option Agreement; or (II) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified or changed its approval or recommendation of this Agreement or the Merger, or resolved to do so, or shall have resolved to accept, accepted or recommended a different proposal; or (III) the Company shall have entered into an agreement with respect to an Alternative Transaction on or prior to December 31, 1997; or (IV) the stockholders of the Company shall fail to approve the Merger and transactions contemplated hereby and shall approve an Alternative Transaction on or prior to December 31, 1997; or (V) on or prior to December 31, 1997, the Company's stockholders shall receive a proposal for an Alternative Transaction and such proposal shall result in a party unaffiliated with VTEL acquiring securities of the Company representing in excess of a majority of the voting power of the Company's then outstanding voting securities; or (VI) this Agreement is terminated by VTEL pursuant to Section
                                                                     -------
8.01(j).
-------

     (iii)  The acceptance by VTEL of a payment pursuant to Section 8.05(c)
                                                            ---------------
shall not constitute a waiver of, or limit in any way its rights to pursue any and all remedies for the Company's material breach of this Agreement.

     (d)  Any payment required to be made pursuant to Section 8.05(c) of this
                                                      ---------------
Agreement shall be made as promptly as practicable but not later than 5 business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by VTEL. Such payment shall not relieve the Company of any obligation it may have if the agreement is terminated because of a Terminating Company Breach.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     Section 9.1.  Effectiveness of Representations, Warranties and Agreements.
                   -----------------------------------------------------------

     (a)  Except as set forth in Section 9.01(b) of this Agreement, the
                                 ---------------
representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

     (b) The representations and warranties in this Agreement shall terminate at the Effective Time. This Section 9.01(b) shall not limit any covenant or
                            ---------------
agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

     Section 9.2.  Notices.   All notices and other communications given or made
                   -------
pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, sent by nationally recognized overnight courier service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     (a)  If to either of the VTEL Companies, to:

          VTEL Corporation
          108 Wild Basin Road
          Austin, TX  78746
          Attention:  Chief Executive Officer
          Telecopier No.:  (512) 314-2542
          with copies to:

          Jenkens & Gilchrist
          a Professional Corporation
          1445 Ross Avenue
          Suite 3200
          Dallas, TX  75202-2799
          Attention:  L. Steven Leshin
          Telecopier No.:  (214) 855-4300

     (b)  If to the Company, to:

          Compression Labs, Incorporated
          350 East Plumeria Drive
          San Jose, CA 95134
          Attention:  President and Chief Executive Officer
          Telecopier No.:  (408) 922-5574

          with copies to:

          Shearman & Sterling
          555 California Street
          San Francisco, CA  94104
          Attention:   Michael J. Kennedy
          Telecopier No.:  (415) 616-1199


     Section 9.3.  Certain Definitions.   For the purposes of this Agreement,
                   -------------------
the term:

     (a)  "Affiliate" means a person that directly or indirectly, through one or
           ---------
more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b)  "Business day" means any day other than a day on which banks in the
           ------------
State of New York, State of California or the State of Texas are authorized or obligated to be closed;

     (c)  "Control" (including the terms "controlled," "controlled by" and
           -------                        ----------    -------------
"under common control with") means the possession, directly or indirectly or as
 -------------------------
trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

     (d)  "Knowledge" or "known" shall mean, with respect to any matter in
           ---------      -----
question, the actual knowledge of an executive officer of the Company or VTEL, as the case may be, of such matter after having made due and diligent inquiry with respect to such matter of all appropriate personnel of the party in question who would reasonably be expected to be familiar with the matter involved;

     (e)  "Person" means an individual, corporation, partnership, association,
           ------
trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

     (f)  "Proxy Statement/Prospectus" or "Joint Proxy Statement/Prospectus"
           --------------------------      --------------------------------
shall mean a joint proxy statement/prospectus or joint information statement/prospectus included in the Registration Statement at the time the Registration Statement is declared effective under the Securities Act and meeting the requirements of Schedule 14A or Schedule 14C of the SEC's Proxy Rules promulgated pursuant to the Exchange Act;

     (g)  "Registration Statement" shall mean a registration statement of VTEL
           ----------------------
on Form S-4 filed with the SEC pursuant to the Securities Act for the purpose of registering thereunder the offering and sale of the VTEL Common Stock to be issued pursuant to the Merger;

     (h)  "Significant Subsidiary" means any subsidiary of the Company or VTEL,
           ----------------------
as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

     (i)  "Subsidiary" or "subsidiaries" of the Company, VTEL, the Surviving
           ----------      ------------
Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, VTEL, the Surviving Corporation or any such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

     (j)  "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies,
           ---      -----
assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

     Section 9.4.  Headings.   The headings contained in this Agreement are for
                   --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.5.  Severability.   If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.6.  Entire Agreement.   This Agreement (together with the
                   ----------------
Exhibits, the Company Disclosure Schedule and the VTEL Disclosure Schedule), together with the Stock Option Agreement, constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral (other than the agreement referred to in Section 5.05(d) hereof) , among
                                              ---------------
the parties, with respect to the subject matter of this Agreement.

     Section 9.7.  Assignment.   This Agreement shall not be assigned by
                   ----------
operation of law or otherwise.

     Section 9.8.  Parties in Interest.   This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto and the beneficiaries of the provisions of Section 6.14 herein, and nothing in this Agreement, express or
                  ------------
implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 9.9.  Failure or Indulgence Not Waiver; Remedies Cumulative.   No
                   -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     Section 9.10.  Governing Law.   This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     Section 9.11.  Counterparts.   This Agreement may be executed in multiple
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 9.12.  Specific Performance.   The parties hereby acknowledge and
                    --------------------
agree that the failure of any party to this Agreement to perform the provisions in accordance with their specific terms or to otherwise breach such provisions, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              VTEL CORPORATION


                              By: /s/ Dick Moeller
                                  -------------------------------------------
                                    Name: Dick Moeller
                                          -----------------------------------
                                    Title: Chairman & Chief Executive Officer
                                           ----------------------------------



                              VTEL-SUB, INC.


                              By: /s/ Dick Moeller
                                  -------------------------------------------
                                    Name: Dick Moeller
                                          -----------------------------------
                                    Title: Chairman & Chief Executive Officer
                                           -----------------------------------



                              COMPRESSION LABS, INCORPORATED


                              By: /s/ Thomas Gary Trimm
                                  --------------------------------------------
                                    Name: Thomas Gary Trimm
                                          ------------------------------------
                                    Title: President & Chief Executive Officer
                                           -----------------------------------

                                   EXHIBIT A

                             STOCK OPTION AGREEMENT


                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED


     STOCK OPTION AGREEMENT, dated January 6, 1997, between Compression Labs, Incorporated, a Delaware corporation ("Issuer"), and VTEL Corporation, a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 3,120,500 fully paid and nonassessable shares of Issuer's Common Stock, par value $.001 per share ("Common Stock"), at a price of $4.6575 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either
(i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have
                                            --------
sent the written notice of such exercise (as provided in subsection (e) of this
Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Initial Triggering Event except a termination of the Merger Agreement by Grantee pursuant to Section 8.01(b) of the Merger Agreement; or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination of the Merger Agreement by Grantee pursuant to Section 8.01(b) of the Merger Agreement provided that if an Initial Triggering Event continues or occurs beyond such
--------
termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

          (iii) Any person other than Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction; or

          (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below).

      (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificates) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of
(i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer entered into subsequent to the date hereof, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in with such merger, the then outstanding shares of Common Stock shall into or exchanged for stock or other securities of any other person any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an Option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

              (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

              (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

              (3) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the

Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

     10. The 90-day period for exercise of certain rights under Sections 2, 6, 7, 9 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11.  Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer, and constitutes a legal and binding agreement, enforceable against Issuer in accordance with its terms.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12.  Grantee hereby represents and warrants to Issuer that:

          (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee, and constitutes a legal and binding agreement, enforceable against Grantee in accordance with its terms.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10).

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq Stock Market upon official notice of issuance.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              COMPRESSION LABS, INC.


                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title: President and Chief Executive Officer





                              VTEL CORPORATION


                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title: Chairman and Chief Executive Officer

                                   EXHIBIT B

                          COMPANY AFFILIATE AGREEMENT
                           (Series C Preferred Stock)

     AGREEMENT (hereinafter referred to as the "Agreement") entered into as of January 6, 1997, between VTEL Corporation, a Delaware corporation (hereinafter referred to as the "Acquiror"), Compression Labs, Incorporated, a Delaware corporation (the "Company"), and the undersigned stockholders (the "Stockholders") of the Company.

                              W I T N E S S E T H:

     WHEREAS, the Acquiror, the Company and VTEL-Sub, Inc., a Delaware corporation (hereinafter referred to as the "Subsidiary"), propose to enter, or have entered into an Agreement and Plan of Merger and Reorganization expected to be dated, or dated January 6, 1997 (hereinafter referred to as the "Merger Agreement"), pursuant to which the Subsidiary, which is wholly-owned by the Acquiror, will be merged into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of the Acquiror;

     WHEREAS, upon the consummation of the Merger and in connection therewith, the Stockholders will become the owners of shares of Common Stock of Acquiror (hereinafter referred to as the "Acquiror Shares"); and

     WHEREAS, it is intended that the transactions contemplated by the Merger Agreement will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "Commission").

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement, and hereinafter in this Agreement, it is hereby agreed as follows:

     1.   Each of the Stockholders hereby severally agree that:

          (a) It may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Commission.

          (b) It will not surrender for conversion or otherwise attempt to convert any shares of the Company's Series C Preferred Stock (or any part thereof) into shares of common stock of the Company during the period commencing on the date hereof through the Effective Time, as defined in the Merger Agreement, of the Merger.

          (c) It will not sell, contract to sell or otherwise agree to sell or otherwise transfer any capital stock of the Company or any part thereof or any Acquiror Shares or any part thereof or otherwise reduce its risk relative to any of such shares of capital stock of the Company or any Acquiror Shares until such time after the Effective Time, as defined in the Merger

Agreement, of the Merger as financial results covering at least thirty (30) days of the post-Effective Time combined operations of Acquiror and the Company have been, within the meaning of said Accounting Series Release No. 130, as amended, filed by the Acquiror with the Commission in the Current Report on Form 8-K called for by Section 2(a) hereof; provided, however, the foregoing shall not restrict any such holder from engaging in any sale, transfer, exchange or hedging transactions with respect to such shares effected at least sixty (60) days prior to the Effective Time, unless the Acquiror shall determine that any sale, transfer, exchange or hedge transaction within such sixty (60) day period preceding the Effective Time would not cause the Merger to be subject to any accounting treatment other than pooling of interests accounting treatment and the Acquiror shall consent thereto in a writing delivered to the Stockholders; provided, further, the Stockholders agree that they will not sell, transfer or exchange any such shares that they might otherwise be permitted to sell, transfer or exchange pursuant to the preceding proviso unless the Acquiror is notified in writing of such sale, transfer or exchange and the transferor Stockholder shall have caused the transferee to assume and be bound by the restrictions and agreements contained herein pursuant to a written instrument, in form and substance reasonably satisfactory to the Acquiror and the Company, delivered to the Acquiror and the Company prior to effecting such sale, transfer or exchange, notwithstanding anything in the preceding proviso to the contrary.

          (d) It agrees to the provisions of the Merger Agreement providing for the conversion of each share of Series C Preferred Stock into the right to receive 3.15 Acquiror Shares (subject to adjustments for stock splits, recapitalizations and other events specified in the Merger Agreement) in accordance with and pursuant to the Series C Preferred Stock Conversion Ratio, as therein defined (which Series C Conversion Ratio may not be amended without the written consent of the Stockholders), and irrevocably agrees to vote all shares of Series C Preferred Stock and common stock of the Company held by the undersigned at the special meeting of the Company's stockholders called to consider and to vote all such shares for the approval of the Merger Agreement and the Merger.

          (e) It hereby waives and relinquishes its right of first refusal to purchase shares of common stock of the Company set forth in Section 3.18 of the Convertible Preferred Stock Purchase Agreement, dated as of October 24, 1996, between the Company, Infinity Investors, Ltd. and Seacrest Capital Limited and waives any violation or breach thereof arising by virtue of the execution, delivery and performance of the Stock Option Agreement by the Company pursuant to the Merger Agreement, affording the Acquiror the option to purchase up to 3,120,500 shares of the Company's Common Stock, and/or by virtue of the exercise by the Acquiror of any rights therein granted (provided, however, such waiver and relinquishment shall apply solely to the execution, delivery and performance of the Stock Option Agreement and the exercise of the rights therein granted, and shall not extend to any other transaction entered into by the Company subsequent thereto with respect to which such right is applicable).

          (f) Subject in any event to paragraph (c) of this Section 1, it agrees not to offer, sell, pledge, transfer or otherwise dispose of any of the Acquiror Shares unless at that time either:

              (i) such transaction shall be permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

              (ii) counsel representing the applicable Stockholder, satisfactory to the Acquiror, shall have advised the Acquiror in a written opinion letter satisfactory to the Acquiror and the Acquiror's counsel and upon which the Acquiror and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

              (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus under the Securities Act, shall be effective under the Securities Act; or

              (iv) an authorized representative of the Commission shall have rendered written advice to the applicable Stockholder (sought by such Stockholder or counsel to such Stockholder, with a copy thereof and of all other related communications delivered to the Acquiror) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to the proposed sale, transfer or other disposition if consummated.

          (g) (1) Until the financial results described in paragraph (c) of this Section 1 have been filed or published as described therein, and until a public sale of the Acquiror Shares represented by such certificate has been made in compliance with one of the alternative conditions set forth in the subparagraphs of paragraph (f) of this Section 1, all certificates representing the Acquiror Shares deliverable to the Stockholders pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission, and the other conditions specified in the Company Affiliate Agreement dated as of January 6, 1997, between VTEL Corporation, the Company and the registered holder, a copy of which Company Affiliate Agreement may be inspected by the holder of this certificate at the offices of VTEL Corporation or VTEL Corporation will furnish a copy thereof to the holder of this certificate upon written request and without charge."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent(s) with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate as hereinabove provided.

     (2) Notwithstanding paragraph (g)(1) of this Section 1, at any time after the financial results described in paragraph (c) of this Section 1 have been filed or published as described therein, any or all certificates representing the Acquiror Shares shall, at the written request of such Stockholder and upon surrender of such certificates to the transfer agent for Acquiror Shares, be replaced by stock certificates representing the Acquiror Shares bearing only the following legend:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in compliance with paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission."

The reference in the foregoing legend to Rule 145 shall not preclude, however, the alternative of a transaction in compliance with subparagraphs (ii), (iii) or
(iv) of paragraph (f) of this Section 1. Acquiror shall, or shall cause its counsel to, promptly deliver to Acquiror's transfer agent customary letters or opinion letters necessary to authorize such transfer agent to deliver certificates without restrictive legend to a purchaser of Acquiror Shares sold by a Stockholder in compliance with Rule 144 and Rule 145 upon receipt of written request from a Stockholder of such sale(s).

          (h) Each Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge or transfer or other disposition of the Acquiror Shares or any part thereof.

     2. Acquiror covenants and agrees with each of the Stockholders as follows:

          (a) As soon as practicable following the expiration of the first full calendar month that commences after the Effective Time of the Merger (but in any event no later than the end of the fourteenth day following the expiration of the first full calendar month commencing after the Effective Time of the Merger), the Acquiror will file a Current Report on Form 8-K which includes combined sales and net income of the Company and the Acquiror.

          (b) As soon as practicable after the financial results described in paragraph (c) of Section 1 have been filed as described in paragraph (a) of this
Section 2, the Acquiror, at its expense, shall file a Form S-3 registration statement registering for public sale the Acquiror Shares acquired in the Merger by the Stockholders and the Acquiror Shares issuable upon exercise of the Series C Preferred Stock Warrants, as that term is defined in the Merger Agreement, and shall use its best efforts to cause such registration to become effective within forty-five (45) days after the filing of the financial results described in paragraph (c) of Section 1 as described in paragraph (a) of this Section 2, and to remain effective for a period of not less than three years (unless prior to the expiration of such three year period, all of the Series C Preferred Stock Warrants are exercised, in which case the registration statement shall not be required to remain effective so long as one year has elapsed from the date of the filing of such registration statement); provided, however, that at such time that none of the Series C Preferred Warrants remain outstanding, Acquiror shall not be obligated to maintain the effectiveness of any registration statement filed pursuant to this paragraph 2 if either (i) the combined holdings of Acquiror Shares held by the Stockholders represent less than 2% of the total issued and outstanding Acquiror Shares, or (ii) if the volume restrictions under Rule 145 would not materially impair the ability of the Stockholders to sell such shares in the public market in reliance upon Rule 145 during a period not exceeding thirty (30) days. The Acquiror and the Stockholders shall in good faith negotiate a mutually acceptable agreement governing the registration rights herein granted prior to the Effective Time, containing terms and conditions customary for contractual shelf registrations such as this, and taking into account customary shelf registration procedures, covenants and indemnities, but excluding any required registrations other than as contained in this Section and excluding piggyback registrations. Pending the occurrence of the Effective Time, the Stockholders agree not to assert any claims against the Company for liquidated damages under
Section 6 of that Registration Rights Agreement, dated as of October 24, 1996 among the Company and the Stockholders (the "Registration Rights Agreement"), and at the Effective Time, the Registration Rights Agreement shall terminate and be of no further force or effect and neither the Company nor the Acquiror shall be liable for liquidated or other damages thereunder, all of which claims shall be waived as of the Effective Time; provided, if the Merger Agreement shall be terminated, the Registration Rights Agreement shall continue in full force and effect and thereafter the Stockholders may assert such claims for liquidated damages as may be permitted by such Registration Rights Agreement.

     3. The Company covenants and agrees with each of the Stockholders that if the Merger Agreement is terminated for any reason whatsoever, it will pay to the Stockholders a flat expense reimbursement fee of $400,000 (allocated among the Stockholders in such manner as directed by the Stockholders in writing to the Company), payable at the sole discretion of the Company in either cash or common stock of the Company (in the case of common stock of the Company, based on the average closing sale price of the Company's common stock as reported by Bloomberg LP on the NASDAQ Stock Market for the five business days preceding the date that such fee shall become due); provided, however, if the Merger, as defined in the Merger Agreement, is consummated, no fee shall be due or owing to the Stockholders by the Company. The Stockholders confirm that Acquiror shall have no liability or obligation whatsoever with respect to such fee, and that there are no other fees or payments that are or will become due to the Stockholders from the Company or Acquiror in connection with or relating to the Stockholders' execution, delivery and performance of this Agreement. The Company further agrees that (unless the fee set forth above has otherwise been paid upon a prior termination of the Merger Agreement) upon the occurrence of the Expiration Date, it will deposit the $400,000 fee into an escrow account with an escrow depository reasonably acceptable to the Stockholders to be held by the escrow depository and disbursed to (i) the Stockholders if the Merger Agreement is terminated or (ii) to the Company upon occurrence of the Effective Time. The expense of such escrow shall be paid by the Company.

     4. From and after the Effective Time of the Merger and for so long as necessary in order to permit the Stockholders to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will use its best efforts to make publicly available the information regarding itself referred to in paragraph
(c)(2) of Rule 144) in order to permit the Stockholders to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

     5. Each of the Stockholders severally agrees that it will not perfect any dissenter's appraisal rights under the Delaware General Corporation Law.

     6. The provisions of this Agreement may be terminated from and after the Expiration Date (as hereinafter defined) by written notice given by the Stockholders to Acquiror and the

Company if the Effective Time of the Merger shall not have occurred on or prior to the Expiration Date; provided, however if the Effective Time shall have occurred on or prior to the Expiration Date, then this Agreement shall continue in full force and effect notwithstanding any such notice given by the Stockholders. As used herein, the term "Expiration Date" shall mean June 30, 1997; provided, however, if the Effective Time shall not have occurred on or prior to June 30, 1997 due to any action or inaction of any Governmental Entity (as defined in the Merger Agreement) [including, but not limited to, the failure of the Commission to declare the Acquiror's Registration Statement on Form S-4 relating to the Merger effective (as long as the initial filing of such Registration Statement shall be made by March 31, 1997) or the failure of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to be terminated (so long as the initial filing thereof shall be made by March 31, 1997)], the Expiration Date shall automatically be extended to such later date as is necessary to permit the Effective Time to occur prior to the occurrence of the Expiration Date (which extension shall include sufficient time to permit the occurrence of the special meetings of the stockholders of the Acquiror and the Company as contemplated by the Merger Agreement), in which case this Agreement shall continue in full force and effect; provided further, that if the Effective Time shall not have occurred by September 30, 1997, then this Agreement may thereafter be terminated upon written notice by the Stockholders to the Acquiror and the Company, whereupon delivery of such notice this Agreement shall be of no further force or effect, notwithstanding anything herein to the contrary.

     7. Each Stockholder represents that it knows of no plan (written or oral) pursuant to which the stockholders of the Company intend to sell or otherwise dispose of any Acquiror Shares to be received by them pursuant to the Merger Agreement which would reduce the holdings of such Acquiror Shares to an amount having in the aggregate a value at the time of the Merger of less than 50% of all Common Stock of the Company outstanding prior to the Merger.

     8. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

     9. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or (except where receipt thereof is specifically required for purposes of this Agreement) mailed by registered or certified mail, postage prepaid, as follows:

     If to a Stockholder, at the address set forth below such Stockholder's signature at the end hereof.

     If to Acquiror:

     To:                            Copies to:

     VTEL Corporation               Jenkens & Gilchrist
     108 Wild Basin Road            1445 Ross Avenue, Suite 3200
     Austin, Texas 78746            Dallas, Texas  75202
                                    Attn:  L. Steven Leshin, Esq.

     If to the Company:

     To:                                 Copies to:

     Compression Labs, Incorporated      Shearman & Sterling
     350 East Plumeria Drive             555 California Street
     San Jose, CA 85134                  San Francisco, CA 94104
                                         Attn: Michael J. Kennedy

or to such other address as any party hereto or any Stockholder may designate for itself by notice given as herein provided

     10. For the convenience of the parties hereto this Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.

     11. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

     12. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              Stockholders:

                              INFINITY INVESTORS LIMITED

                              By:   HW Finance Partners, L.P.,
                                    Investment Advisor

                                    By:  HW Finance, L.L.C.,
                                         its General Partner

                                         By:
                                            -------------------------------
                                              Clark K. Hunt, Vice President
                                              and a Manager

                              27 Wellington Road
                              Cork, Ireland

                                    With copies to:
                                    HW Finance Partners, L.P.
                                    4000 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas  75201

                                    and

                                    Victor Zanetti, Esq.
                                    Arter & Hadden
                                    1717 Main Street, Suite 4100
                                    Dallas, Texas  75201

                              SEACREST CAPITAL LIMITED

                              By:   Sandera Capital Management, L.P.,
                                    Investment Advisor

                                    By:  Sandera Capital, L.L.C.,
                                         its General Partner


                                         By:
                                            --------------------------------
                                              Clark K. Hunt, Vice President
                                              and a Manager

                              27 Wellington Road
                              Cork, Ireland

                                    With copies to:
                                    HW Finance Partners, L.P.
                                    4000 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas  75201

                                    and

                                    Victor Zanetti, Esq.
                                    Arter & Hadden
                                    1717 Main Street, Suite 4100
                                    Dallas, Texas  75201


                              Accepted and agreed to as of
                              ______________, 1997.

                              Acquiror:


                              VTEL CORPORATION

                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                              The Company:

                              COMPRESSION LABS, INCORPORATED

                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                   EXHIBIT B

                          COMPANY AFFILIATE AGREEMENT

     AGREEMENT (hereinafter referred to as the "Agreement") entered into as of January 6, 1997, between VTEL Corporation, a Delaware corporation (hereinafter referred to as the "Acquiror"), and the stockholder (the "Stockholder") of Compression Labs, Incorporated, a Delaware corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Acquiror, the Company and VTEL-Sub, Inc., a Delaware corporation (hereinafter referred to as the "Subsidiary"), propose to enter, or have entered into an Agreement and Plan of Merger and Reorganization expected to be dated, or dated January 6, 1997 (hereinafter referred to as the "Merger Agreement"), pursuant to which the Subsidiary, which is wholly-owned by the Acquiror, will be merged into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of the Acquiror;

     WHEREAS, upon the consummation of the Merger and in connection therewith, the Stockholder will become the owner of shares of Common Stock of Acquiror (hereinafter referred to as the "Acquiror Shares"); and

     WHEREAS, it is intended that the transactions contemplated by the Merger Agreement will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "Commission").

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement, and hereinafter in this Agreement, it is hereby agreed as follows:

     1.   The Stockholder hereby agrees that:

          (a) It or he may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Commission.

          (b) It or he will not sell, contract to sell or otherwise agree to sell or otherwise transfer any capital stock of the Company or any part thereof or any Acquiror Shares or any part thereof or otherwise reduce his or its risk relative to any of such shares of capital stock of the Company or any Aquiror Shares until such time after the Effective Time, as defined in the Merger Agreement, of the Merger as financial results covering at least thirty (30) days of the post-Effective Time combined operations of Acquiror and the Company have been, within the meaning of said Accounting Series Release No. 130, as amended, filed by the Acquiror with the Commission or published by the Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance which includes combined sales and income of the Company and the Acquiror.

          (c) Subject in any event to paragraph (b) of this Section 1, he agrees not to offer, sell, pledge, transfer or otherwise dispose of any of the Acquiror Shares unless at that time either:

              (i) such transaction shall be permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

              (ii) counsel representing the Stockholder, satisfactory to the Acquiror, shall have advised the Acquiror in a written opinion letter satisfactory to the Acquiror and the Acquiror's counsel and upon which the Acquiror and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

              (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus under the Securities Act, shall be effective under the Securities Act; or

              (iv) an authorized representative of the Commission shall have rendered written advice to the Stockholder (sought by the Stockholder or counsel to the Stockholder, with a copy thereof and of all other related communications delivered to the Acquiror) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to the proposed sale, transfer or other disposition if consummated.

     The Stockholder understands that the Acquiror is under no obligation to register the sale, transfer or other disposition of the Acquiror Common Stock by the Stockholder on its behalf or to take any other action necessary in order to make compliance with an exemption from registration available.


          (d) (1) Until the financial results described in paragraph (b) of this Section 1 have been filed or published as described therein, and until a public sale of the Acquiror Shares represented by such certificate has been made in compliance with one of the alternative conditions set forth in the subparagraphs of paragraph (c) of this Section 1, all certificates representing the Acquiror Shares deliverable to the Stockholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Company Affiliate Agreement dated as of January 6, 1997, between VTEL

          Corporation and the registered holder, a copy of which Company Affiliate Agreement may be inspected by the holder of this certificate at the offices of VTEL Corporation or VTEL Corporation will furnish a copy thereof to the holder of this certificate upon written request and without charge."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent(s) with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate as hereinabove provided.

     (2) Notwithstanding paragraph (d)(1) of this Section 1, at any time after the financial results described in paragraph (b) of this Section 1 have been filed or published as described therein, any or all certificates representing the Acquiror Shares shall, at the written request of the Stockholder and upon surrender of such certificates to the transfer agent for Acquiror Shares, be replaced by stock certificates representing the Acquiror Shares bearing only the following legend:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in compliance with paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission."

The reference in the foregoing legend to Rule 145 shall not preclude, however, the alternative of a transaction in compliance with subparagraphs (ii), (iii) or
(iv) of paragraph (c) of this Section 1.

          (e) The Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge or transfer or other disposition of the Acquiror Shares or any part thereof.

     2. From and after the Effective Time of the Merger and for so long as necessary in order to permit the Stockholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will use its best efforts to make publicly available the information regarding itself referred to in paragraph
(c)(2) of Rule 144) in order to permit the Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

     3. The Stockholder agrees that it or he will not perfect any dissenter's appraisal rights under the Delaware General Corporation Law.

     4. The Stockholder represents that it or he knows of no plan (written or oral) pursuant to which the stockholders of the Company intend to sell or otherwise dispose of any Acquiror Shares to be received by them pursuant to the Merger Agreement which would reduce their holdings of such Acquiror Shares to an amount having in the aggregate a value at the time of the Merger of less than 50% of all Common Stock of the Company outstanding prior to the Merger.

     5. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

     6. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or (except where receipt thereof is specifically required for purposes of this Agreement) mailed by registered or certified mail, postage prepaid, as follows:

     If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

     If to Acquiror:

     To:                            Copies to:

     VTEL Corporation                    Jenkens & Gilchrist
     108 Wild Basin Road                 1445 Ross Avenue, Suite 3200
     Austin, Texas 78746                 Dallas, Texas  75202
                                         Attn:  L. Steven Leshin, Esq.

or to such other address as any party hereto or any Stockholder may designate for itself by notice given as herein provided

     7. For the convenience of the parties hereto this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.

     8. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

     9. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              Stockholder:


                              -------------------------------------
                                         [signature]


                              -------------------------------------
                              -------------------------------------
                              -------------------------------------
                                    [print name and address]

Accepted and agreed to as of
______________, 1997.

                              Acquiror:

                              VTEL CORPORATION


                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                    -------------------------------

                                   EXHIBIT C

                          ACQUIROR AFFILIATE AGREEMENT

     AGREEMENT (hereinafter referred to as the "Agreement") entered into as of January 6, 1997, between VTEL Corporation, a Delaware corporation (hereinafter referred to as the "Acquiror"), and the stockholder (the "Stockholder") of Acquiror.

                              W I T N E S S E T H:

     WHEREAS, the Acquiror, VTEL-Sub, Inc. a Delaware corporation wholly owned by Acquiror (hereinafter referred to as the "Subsidiary"), and Compression Labs, Inc., a Delaware corporation (the "Company") propose to enter, or have entered into an Agreement and Plan of Merger and Reorganization expected to be dated, or dated January 6, 1997 (hereinafter referred to as the "Merger Agreement"), pursuant to which the Subsidiary will be merged into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of the Acquiror; and

     WHEREAS, it is intended that the transactions contemplated by the Merger Agreement will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "Commission").

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement, and hereinafter in this Agreement, it is hereby agreed as follows:

     1.   The Stockholder hereby agrees that:

          (a) He may be deemed to be an "affiliate" of the Acquiror within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Commission.

          (b) He will not sell or otherwise reduce his risk relative to shares of Common Stock of the Acquiror (the "Acquiror Shares") or any part thereof until such time after the Effective Time, as defined in the Merger Agreement, of the Merger as financial results covering at least thirty (30) days of the post-Effective Time combined operations of Acquiror and the Company have been, within the meaning of said Accounting Series Release No. 130, as amended, filed by the Acquiror with the Commission or published by the Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance which includes combined sales and income of the Company and the Acquiror.

          (c) Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent(s) with respect to the certificates for the Acquiror Shares.

     2. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

     3. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or (except where receipt thereof is specifically required for purposes of this Agreement) mailed by registered or certified mail, postage prepaid, as follows:

     If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

     If to Acquiror:

     To:                            Copies to:

     VTEL Corporation               Jenkens & Gilchrist
     108 Wild Basin Road            1445 Ross Avenue, Suite 3200
     Austin, Texas 78746            Dallas, Texas  75202
                                    Attn:  L. Steven Leshin, Esq.

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided

     4. For the convenience of the parties hereto this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     5. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.

     6. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

     7. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              Stockholder:

                              -----------------------------------
                              -----------------------------------
                              -----------------------------------


Accepted and agreed to as of
_________________, 1997.

                              Acquiror:

                              VTEL CORPORATION


                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------